                                                                    EXHIBIT 99.2



                         AGREEMENT AND PLAN OF MERGER

                                BY AND BETWEEN

                             COLONY BANKCORP, INC.

                                      AND

                             QUITMAN BANCORP, INC.

                         DATED AS OF OCTOBER 22, 2001
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                               TABLE OF CONTENTS

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PARTIES..............................................................................   1

PREAMBLE.............................................................................   1

ARTICLE 1    TRANSACTIONS AND TERMS OF MERGER
             1.1      Merger.........................................................   1
             1.2      Time and Place of Closing......................................   1
             1.3      Effective Time.................................................   2

ARTICLE 2    TERMS OF MERGER
             2.1      Charter........................................................   2
             2.2      Bylaws.........................................................   2
             2.3      Directors and Officers.........................................   2

ARTICLE 3    MANNER OF CONVERTING SHARES
             3.1      Conversion of Shares...........................................   2
             3.2      Conversion of Options..........................................   4
             3.3      Quitman Restricted Stock Plan..................................   4
             3.4      Quitman Employee Stock Ownership Plan..........................   4
             3.5      Quitman 401(k) Profit Sharing Plan.............................   5
             3.6      Quitman Federal Savings and Loan Association
                      Executive and Director Indexed Salary Continuation Plans.......   5

ARTICLE 4    EXCHANGE OF SHARES
             4.1      Exchange Procedures............................................   5
             4.2      Rights of Former Quitman Shareholders..........................   6

ARTICLE 5    REPRESENTATIONS AND WARRANTIES OF QUITMAN
             5.1      Organization, Standing, and Power..............................   6
             5.2      Authority of Quitman; No Breach By Agreement...................   7
             5.3      Capital Stock..................................................   8
             5.4      Quitman Subsidiaries...........................................   8
             5.5      SEC Filings; Financial Statements..............................   9
             5.6      Absence of Undisclosed Liabilities.............................  10
             5.7      Absence of Certain Changes or Events...........................  10
             5.8      Tax Matters....................................................  10
             5.9      Allowance for Possible Loan Losses.............................  12
             5.10     Assets.........................................................  12
             5.11     Intellectual Property..........................................  13
             5.12     Environmental Matters..........................................  13
             5.13     Compliance with Laws...........................................  14
             5.14     Labor Relations................................................  15
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             5.15     Employee Benefit Plans.........................................  15
             5.16     Material Contracts.............................................  17
             5.17     Legal Proceedings..............................................  18
             5.18     Reports........................................................  18
             5.19     Statements True and Correct....................................  18
             5.20     Accounting, Tax and Regulatory Matters.........................  19
             5.21     State Takeover Laws............................................  19
             5.22     Charter Provisions.............................................  19
             5.23     Directors' Agreements..........................................  19
             5.24     Board Recommendation...........................................  19

ARTICLE 6    REPRESENTATIONS AND WARRANTIES OF COLONY
             6.1      Organization, Standing, and Power..............................  20
             6.2      Authority; No Breach By Agreement..............................  20
             6.3      Capital Stock..................................................  21
             6.4      Colony Subsidiaries............................................  21
             6.5      SEC Filings; Financial Statements..............................  22
             6.6      Absence of Undisclosed Liabilities.............................  23
             6.7      Absence of Certain Changes or Events...........................  23
             6.8      Tax Matters....................................................  23
             6.9      Allowance for Possible Loan Losses.............................  24
             6.10     Assets.........................................................  25
             6.11     Intellectual Property..........................................  25
             6.12     Environmental Matters..........................................  26
             6.13     Compliance With Laws...........................................  27
             6.14     Labor Relations................................................  27
             6.15     Employee Benefit Plans.........................................  28
             6.16     Legal Proceedings..............................................  30
             6.17     Reports........................................................  30
             6.18     Statements True and Correct....................................  30
             6.19     Accounting, Tax and Regulatory Matters.........................  31
             6.20     State Takeover Laws............................................  31
             6.21     Charter Provisions.............................................  31
             6.22     Board Action...................................................  31
             6.23     Quitman Federal Board Membership...............................  31

ARTICLE 7    CONDUCT OF BUSINESS PENDING CONSUMMATION
             7.1      Affirmative Covenants of Each Party............................  31
             7.2      Negative Covenants of Quitman..................................  32
             7.3      Negative Covenants of Colony...................................  34
             7.4      Adverse Changes in Condition...................................  34
             7.5      Reports........................................................  34
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ARTICLE 8    ADDITIONAL AGREEMENTS
             8.1      Registration Statement; Proxy Statement; Shareholder Approval..  35
             8.2      Exchange Listing...............................................  35
             8.3      Applications...................................................  36
             8.4      Filings with State Offices.....................................  36
             8.5      Agreement as to Efforts to Consummate..........................  36
             8.6      Investigation and Confidentiality..............................  36
             8.7      Press Releases.................................................  37
             8.8      Certain Actions................................................  37
             8.9      No Solicitation................................................  37
             8.10     Tax Treatment..................................................  39
             8.11     State Takeover Laws............................................  39
             8.12     Charter Provisions.............................................  39
             8.13     Agreement of Affiliates........................................  39
             8.14     Employee Benefits and Contracts................................  40
             8.15     Indemnification................................................  40

ARTICLE 9    CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE
             9.1      Conditions to Obligations of Each Party........................  41
             9.2      Conditions to Obligations of Colony............................  43
             9.3      Conditions to Obligations of Quitman...........................  43

ARTICLE 10   TERMINATION
             10.1     Termination....................................................  45
             10.2     Effect of Termination..........................................  46
             10.3     Non-Survival of Representations and Covenants..................  46

ARTICLE 11   MISCELLANEOUS
             11.1     Definitions....................................................  46
             11.2     Expenses.......................................................  55
             11.3     Brokers and Finders............................................  56
             11.4     Entire Agreement...............................................  56
             11.5     Amendments.....................................................  56
             11.6     Waivers........................................................  57
             11.7     Assignment.....................................................  57
             11.8     Notices........................................................  57
             11.9     Governing Law..................................................  58
             11.l0    Counterparts...................................................  58
             11.11    Captions; Articles and Sections................................  58
             11.12    Interpretations................................................  58
             11.13    Severability...................................................  58

SIGNATURES ..........................................................................  59
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                         AGREEMENT AND PLAN OF MERGER
                         ----------------------------


     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of October 22, 2001, by and between COLONY BANKCORP, INC. ("Colony"), a Georgia corporation, and QUITMAN BANCORP, INC. ("Quitman"), a Georgia corporation.

                                   Preamble
                                   --------

     The respective Boards of Directors of Quitman and Colony are of the opinion that the transactions described herein are in the best interests of the parties to this Agreement and their respective shareholders. This Agreement provides for the merger of Quitman with and into Colony. At the effective time of such merger, the outstanding shares of the capital stock of Quitman shall be converted into the right to receive shares of the common stock of Colony and cash (except as provided herein). As a result, shareholders of Quitman shall become shareholders of Colony and Colony shall continue to conduct the business and operations of Quitman. The transactions described in this Agreement are subject to the approvals of the shareholders of Quitman, the Board of Governors of the Federal Reserve System, Department of Banking and Finance of the State of Georgia, the Office of Thrift Supervision, and the satisfaction of certain other conditions described in this Agreement. It is the intention of the parties to this Agreement that the Merger for federal income tax purposes shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code and to the extent of the Stock Consideration no gain or loss will be recognized by the Quitman shareholders, and for accounting purposes shall be treated as a purchase.

     Certain terms used in this Agreement are defined in Section 11.1 of this Agreement.

     NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants, and agreements set forth herein, the parties agree as follows:

                                   ARTICLE 1
                       TRANSACTIONS AND TERMS OF MERGER
                       --------------------------------

     1.1  Merger.  Subject to the terms and conditions of this Agreement, at the
          ------
Effective Time, Quitman shall be merged with and into Colony in accordance with the provisions of Section 14-2-1101 of the GBCC and with the effect provided in
Section 14-2-1106 of the GBCC (the "Merger"). Colony shall be the Surviving Corporation resulting from the Merger and shall continue to be governed by the Laws of the State of Georgia. The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Boards of Directors of Quitman and Colony.

     1.2  Time and Place of Closing.  The closing of the transactions
          -------------------------
contemplated hereby (the "Closing") will take place at 9:00 A.M. on the date that the Effective Time

                                      -1-
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occurs (or the immediately preceding day if the Effective Time is earlier than
9:00 A.M.), or at such other time as the Parties, acting through their authorized officers, may mutually agree. The Closing shall be held at such location as may be mutually agreed upon by the Parties.

     1.3  Effective Time.  The Merger and other transactions contemplated by
          --------------
this Agreement shall become effective on the date and at the time the Certificate of Merger reflecting the Merger shall become effective with the Secretary of State of the State of Georgia (the "Effective Time"). Subject to the terms and conditions hereof, unless otherwise mutually agreed upon in writing by the authorized officers of each Party, the Parties shall use their reasonable efforts to cause the Effective Time to occur on or before the fifth business day following the last to occur of (i) the effective date (including expiration of any applicable waiting period) of the last required Consent of any Regulatory Authority having authority over and approving or exempting the Merger, and (ii) the date on which the shareholders of Quitman approve this Agreement to the extent required by applicable Law.

                                   ARTICLE 2
                                TERMS OF MERGER
                                ---------------

     2.1  Charter.  The Articles of Incorporation of Colony in effect
          -------
immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until duly amended or repealed.

     2.2  Bylaws.  The Bylaws of Colony in effect immediately prior to the
          ------
Effective Time shall be the Bylaws of the Surviving Corporation until duly amended or repealed.

     2.3  Directors and Officers.  The directors of Colony in office immediately
          ----------------------
prior to the Effective Time shall serve as the initial directors of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation. The officers of Colony in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the officers of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation.

                                   ARTICLE 3
                          MANNER OF CONVERTING SHARES
                          ---------------------------

     3.1  Conversion of Shares.  Subject to the provisions of this Article 3, at
          --------------------
the Effective Time, by virtue of the Merger and without any action on the part of Colony, Quitman, or the shareholders of either of the foregoing, the shares of the constituent corporations shall be converted as follows:

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          (a)  Each share of capital stock of Colony issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

          (b) Each share of Quitman Common Stock (including any shares currently subject to options which are exercised with cash or Option Shares pursuant to Section 3.2 and any Quitman shares issued that increases the number of outstanding shares of Quitman common stock under Quitman's Restricted Stock Plan prior to the Effective Time) outstanding immediately prior to the Effective Time, other than shares with respect to which the holders thereof, prior to the Effective Time, met the requirements of, and perfected their dissenters' rights under Article 13 of the GBCC with respect to shareholders dissenting from the Merger (the "Dissenting Shares"), and shares held by Quitman or by Colony or any of the Colony Subsidiaries, in each case other than in a fiduciary capacity or as a result of debts previously contracted, shall automatically be converted at the Effective Time into the right to receive its Pro-Rata Share of the Cash Consideration and the Stock Consideration (plus cash in lieu of fractional shares pursuant to subsection (c) below, if applicable), respectively. It is anticipated Quitman will have issued and outstanding at the Effective Time 507,262 common shares and 30,307.6431 option equivalent shares which when divided into the Cash Consideration and stock consideration each Quitman shareholder should receive $4.41 cash and .683 shares of Colony Common Stock for each share of Quitman Common Stock. The actual amount of cash and Colony Common Stock each Quitman Shareholder will receive for each share of Quitman Common Stock the amount of cash and fraction of Colony Common Stock determined by the formula in the first sentence of this Section 3.1(b).

          (c) Notwithstanding any other provision of this Agreement, each holder of outstanding Quitman Shares exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Colony Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Colony Common Stock multiplied by $12.00. No such holder will be entitled to dividends, voting rights, or any other rights as a shareholder in respect of any fractional shares.

          (d) Each share of the Quitman Common Stock that is not an outstanding Quitman Share as of the Effective Time shall be canceled without consideration therefor.

          (e) No Dissenting Shares shall be converted in the Merger. All such shares shall be canceled and the holders thereof shall thereafter have only such rights as are granted to dissenting shareholders under Article 13 of the GBCC; provided, however, that if any such shareholder fails to perfect his or her rights as a dissenting shareholder with respect to his or her Dissenting Shares in accordance with Article 13 of the GBCC, such shares held by such shareholder shall, upon the happening of that event, be treated the same as all other holders of Quitman Common Stock who at the Effective Time held outstanding Quitman Shares.

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     3.2  Conversion of Options.  Each option, if any, to purchase shares of
          ---------------------
Quitman Common Stock issued by Quitman that is outstanding and unexercised immediately prior to the Effective Time ("Quitman Options") shall be canceled upon consummation of the Merger, and all rights in respect thereof will cease to exist. As consideration for the cancellation of all of the Quitman Options, as of the Effective Time, each holder of Quitman Options (each, a "Holder") shall be entitled to receive a portion of the Aggregate Merger Consideration (plus cash in lieu of fractional shares pursuant to subparagraph 3.1(c) above, if applicable) equal to the aggregate number of Option Shares to which such Option Holder is entitled hereunder multiplied by a Pro-Rata Share of the Cash Consideration and the Stock Consideration, respectively. The name of each Holder and the number of equivalent Quitman Shares the Option Holders shall be entitled to receive in consideration of the Quitman Options (the "Option Shares") applicable to such Holder is set forth on Exhibit "A" hereto and Quitman shall use its best efforts to have each Option Holder execute the letter agreement in the form of Exhibit "D" hereto.

     3.3  Quitman's Restricted Stock Plan.  After the date of execution of this
          -------------------------------
Agreement and public announcement of the transaction, Quitman will, to the extent possible, purchase in the open market a sufficient number of its common shares to satisfy the distribution requirements of the Quitman Restricted Stock Plan required as the result of the change in control of the company. As of the Effective Time all of the stock in the Stock Plan will be distributed to participants pursuant to the terms of the Plan and the Plan will be terminated. Quitman agrees that to the extent it is unable to repurchase a sufficient number of its common shares prior to the Effective Time to satisfy the distribution requirements of the Plan, it will pay pro rata to the participants cash in the amount of $12.61 for each share of Quitman common stock that Quitman was unable to purchase in the open market and is distributable at the Effective Time. Quitman shall use its best efforts to cause each participant to sign the letter agreement in the form of Exhibit "D" to this Agreement agreeing to accept $12.61 per share in cash in lieu of the shares of Quitman Common Stock distributable at the Effective Time to the extent of such participants' pro rata share of the Quitman common shares that Quitman is unable to purchase in the open market to satisfy the distribution requirements prior to the Effective Time.

     3.4  Quitman Employee Stock Ownership Plan.  Immediately following the
          -------------------------------------
Effective Time the Quitman Employee Stock Ownership Plan will be terminated pursuant to the terms of the Plan. From the cash part of the consideration paid for the Quitman shares, the Quitman Employee Stock Ownership Plan will repay all or a portion of the outstanding indebtedness to Quitman. Additionally any balance of the loan will be due and payable as of the Effective Time and the trustees of the Employee Stock Ownership Plan will sell a sufficient number of the Colony shares received as proceeds of the Merger to satisfy all liabilities of the Plan. The Plan assets will then be held and distributed to participants pursuant to the terms of the Plan.

     3.5  Quitman 401(k) Profit Sharing Plan.  Quitman will terminate its 401(k)
          ----------------------------------
Profit Sharing Plan and the benefits will be held and distributed to participants pursuant to the terms of the Plan.

     3.6  Quitman Federal Savings and Loan Association Executive and Director
          -------------------------------------------------------------------
Indexed Salary Continuation Plans.  The Quitman Federal Savings and Loan
---------------------------------
Association Executive and Director Indexed Salary Continuation Plans, the Agreements thereunder, and the related Life Insurance Endorsement Method Split Dollar Plan Agreements will be continued by Colony after the Effective Time pursuant to the terms of such Plans and Agreements as in effect until all benefits thereunder have been fully paid, however, no new participants shall be added to the Plans after the date of execution of this Agreement without the specific written consent of Colony.

                                   ARTICLE 4
                              EXCHANGE OF SHARES
                              ------------------

     4.1  Exchange Procedures.  Prior to the Effective Time, Colony shall select
          -------------------
a bank or trust company reasonably acceptable to Quitman to act as exchange agent (the "Exchange Agent") to effectuate the delivery of the Merger Consolidation to holders of Quitman Common Stock. Promptly following the Effective Time, the Exchange Agent shall send to each holder of Outstanding Quitman Shares immediately prior to the Effective Time a form of letter of transmittal (the "Letter of Transmittal") for use in exchanging certificates previously evidencing shares of Quitman Common Stock ("Old Certificates"). The Letter of Transmittal will contain instructions with respect to the surrender of Old Certificates and the distribution of any cash and certificates representing Colony Common Stock, which certificates shall be deposited with the Exchange Agent by Colony as of the Effective Time. If any certificates for shares of Colony Common Stock are to be issued in a name other than that for which an Old Certificate surrendered or exchanged is issued, the Old Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and the person requesting such exchange shall affix any requisite stock transfer tax stamps to the Old Certificate surrendered or provide funds for their purchase or establish to the satisfaction of the Exchange Agent that such taxes are not payable. Unless and until Old Certificates or evidence that such certificates have been lost, stolen, or destroyed accompanied by such security or indemnity as shall be requested by Quitman) are presented to the Exchange Agent, the holder thereof shall not be entitled to the consideration to be paid in exchange therefor pursuant to the Merger, to any dividends payable on any Colony Common Stock to which he or she is entitled, or to exercise any rights as a shareholder of Colony Common Stock. Subject to applicable law and to the extent that the same has not yet been paid to a public official pursuant to applicable abandoned property laws, upon surrender of his or her Old Certificates, the holder thereof shall be paid the consideration to which he or she is entitled. All such property, if held by the Exchange Agent for payment or delivery to the holders of unsurrendered Old Certificates and unclaimed at the end of one (1) year from the Effective Time, shall at such time be paid or redelivered by the Exchange Agent to Colony, and after such time any holder of an Old Certificate who has not surrendered such certificate shall, subject to applicable laws and to the extent that the same has not yet been paid to a public official pursuant to applicable abandoned property laws, look as a general creditor only to Colony for payment or delivery of such property. In no event will any holder of Quitman Common Stock exchanged in the Merger be entitled to receive any interest on any amounts held by the Exchange Agent or Colony of the Merger Consideration.

     4.2  Rights of Former Quitman Shareholders.  At the Effective Time, the
          -------------------------------------
stock transfer books of Quitman shall be closed as to holders of Quitman Common Stock immediately prior to the Effective Time and no transfer of Quitman Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 4.1, each Certificate theretofore representing shares of Quitman Common Stock (other than shares to be canceled pursuant to Sections 3.2 and 3.3) shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Section 3.1 in exchange therefor, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which have been declared or made by Quitman in respect of such shares of Quitman Common Stock in accordance with the terms of this Agreement and which remain unpaid at the Effective Time. To the extent permitted by Law, former shareholders of record of Quitman shall be entitled to vote after the Effective Time at any meeting of Colony shareholders the number of whole shares of Colony Common Stock into which their respective shares of Quitman Common Stock are converted, regardless of whether such holders have exchanged their Certificates for certificates representing Colony Common Stock in accordance with the provisions of this Agreement.

          Whenever a dividend or other distribution is declared by Colony on the Colony Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares of Colony Common Stock issuable pursuant to this Agreement, but no dividend or other distribution payable to the holders of record of Colony Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any Certificate until such holder surrenders such Certificate for exchange as provided in Section 4.1. However, upon surrender of such Certificate, both the Colony Common Stock certificate and any undelivered dividends and cash payments payable hereunder (without interest) shall be delivered and paid with respect to each share represented by such Certificate.

                                   ARTICLE 5
                   REPRESENTATIONS AND WARRANTIES OF QUITMAN
                   -----------------------------------------

     Quitman hereby represents and warrants to Colony as follows:

     5.1  Organization, Standing, and Power.  Quitman is a corporation duly
          ---------------------------------
organized, validly existing, and in good standing under the Laws of the State of Georgia, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its material Assets. Quitman is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Quitman Material Adverse Effect. The minute book and other organizational documents for Quitman have been made available to Colony for its review and, except as disclosed in
Section 5.1 of the Quitman Disclosure Memorandum, are true and complete in all material respects as in effect as of the date of this Agreement and accurately reflect in all material respects all amendments thereto and all proceedings of the Board of Directors and shareholders thereof.

     5.2  Authority of Quitman; No Breach By Agreement.
          --------------------------------------------

          (a) Quitman has the corporate power and authority necessary to execute, deliver, and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Quitman, subject to the approval of this Agreement by the holders of two-thirds of the outstanding shares of Quitman Common Stock, which is the only shareholder vote required for approval of this Agreement and consummation of the Merger by Quitman. Subject to such requisite shareholder approval, this Agreement represents a legal, valid, and binding obligation of Quitman, enforceable against Quitman in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

          (b) Neither the execution and delivery of this Agreement by Quitman, nor the consummation by Quitman of the transactions contemplated hereby, nor compliance by Quitman with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of Quitman's Articles of Incorporation or Bylaws or the charter, certificate or articles of incorporation or bylaws of any Quitman Subsidiary or any resolution adopted by the board of directors or the shareholders of any Quitman Entity, or (ii) except as disclosed in Section 5.2 of the Quitman Disclosure Memorandum, constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any Quitman Entity under, any Contract or Permit of any Quitman Entity, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Quitman Material Adverse Effect, or, (iii) subject to receipt of the requisite Consents referred to in
Section 9.1(b), constitute or result in a Default under, or require any Consent pursuant to, any Law or Order applicable to any Quitman Entity or any of their respective material Assets (including any Colony Entity or any Quitman Entity becoming subject to or liable for the payment of any Tax or any of the

Assets owned by any Colony Entity or any Quitman Entity being reassessed or revalued by any Taxing authority).

          (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Quitman Material Adverse Effect, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by Quitman of the Merger and the other transactions contemplated in this Agreement.

     5.3  Capital Stock.
          -------------

          (a) The authorized capital stock of Quitman consists of (a) 4,000,000 shares of $.10 par value per share Quitman Common Stock, of which 661,250 shares are issued, 507,262 shares are outstanding and 153,988 shares are held in treasury as of the date of this Agreement and (b) 1,000,000 shares of no par value per share preferred stock of which none are issued or outstanding. All of the issued and outstanding shares of capital stock of Quitman are duly and validly issued and outstanding and are fully paid and nonassessable under the GBCC. None of the outstanding shares of capital stock of Quitman has been issued in violation of any preemptive rights of the current or past shareholders of Quitman.

          (b) Except as set forth in Section 5.3(a), or as provided in the Quitman Stock Option Agreement, or as disclosed in Section 5.3(b) of the Quitman Disclosure Memorandum, there are no shares of capital stock, preferred stock or other equity securities of Quitman outstanding and no outstanding Equity Rights relating to the capital stock of Quitman.

     5.4  Quitman Subsidiaries.  Quitman has disclosed in Section 5.4 of the
          --------------------
Quitman Disclosure Memorandum all of the Quitman Subsidiaries that are corporations (identifying its jurisdiction of incorporation, each jurisdiction in which in which the character of its Assets or the nature or conduct of its business requires it to be qualified and/or licensed to transact business, and the number of shares owned and percentage ownership interest represented by such share ownership) and all of the Quitman Subsidiaries that are general or limited partnerships, limited liability companies, or other non-corporate entities (identifying the Law under which such entity is organized, each jurisdiction in which the character of its Assets or the nature or conduct of its business requires it to be qualified and/or licensed to transact business, and the amount and nature of the ownership interest therein). Except as disclosed in Section
5.4 of the Quitman Disclosure Memorandum, Quitman or one of its wholly owned Subsidiaries owns all of the issued and outstanding shares of capital stock (or other equity interests) of each Quitman Subsidiary including but not limited to Quitman Federal Savings Bank ("Quitman Federal"). No capital stock (or other equity interest) of any Quitman Subsidiary is or may become required to be issued (other than to another Quitman Entity) by reason of any Equity Rights, and there are no Contracts by which any Quitman Subsidiary is bound to issue (other than to another Quitman Entity) additional shares of its capital stock (or other equity interests) or Equity Rights or by which any Quitman Entity is or may be bound to transfer any shares of the capital stock (or other equity interests) of any Quitman Subsidiary (other than to another Quitman Entity). There are no Contracts relating to the rights of any Quitman Entity to vote or to dispose of any shares of the capital stock (or other equity interests) of any Quitman Subsidiary. All of the shares of capital stock (or other equity interests) of each Quitman Subsidiary held by a Quitman Entity are fully paid and nonassessable and are owned by the Quitman Entity free and clear of any Lien. Except as disclosed in Section 5.4 of the Quitman Disclosure Memorandum, each Quitman Subsidiary is either a depository institution or a corporation, and each such Subsidiary is duly organized, validly existing, and (as to corporations) in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease, and operate its Assets and to carry on its business as now conducted. Each Quitman Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Quitman Material Adverse Effect. Each Quitman Subsidiary that is a depository institution is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder.

     5.5  SEC Filings; Financial Statements.
          ---------------------------------

          (a) Quitman has timely filed and made available to Colony all SEC Documents required to be filed by Quitman since December 31, 1998 (the "Quitman SEC Reports"). The Quitman SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Laws and other applicable Laws and (ii) did not, at the time they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Quitman SEC Reports or necessary in order to make the statements in such Quitman SEC Reports, in light of the circumstances under which they were made, not misleading. No Quitman Subsidiary is required to file any SEC Documents.

          (b) Each of the Quitman Financial Statements (including, in each case, any related notes) contained in the Quitman SEC Reports, including any Quitman SEC Reports filed after the date of this Agreement until the Effective Time, complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim statements, as permitted by Form 10-Q of the SEC), and fairly presented in all material respects the consolidated financial position of Quitman and its Subsidiaries as at the respective dates and the consolidated results of operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect.

     5.6  Absence of Undisclosed Liabilities.  No Quitman Entity has any
          ----------------------------------
Liabilities of a nature required to be reflected on a balance sheet prepared in accordance with GAAP that are reasonably likely to have, individually or in the aggregate, a Quitman Material Adverse Effect, except Liabilities which are accrued or reserved against in the consolidated balance sheets of Quitman as of June 30, 2001, included in the Quitman Financial Statements delivered prior to the date of this Agreement or reflected in the notes thereto. No Quitman Entity has incurred or paid any Liability since June 30, 2001, except for such Liabilities incurred or paid (i) in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Quitman Material Adverse Effect or (ii) in connection with the transactions contemplated by this Agreement.

     5.7  Absence of Certain Changes or Events.  Since June 30, 2001, except as
          ------------------------------------
disclosed in the Quitman Financial Statements delivered prior to the date of this Agreement or as disclosed in Section 5.7 of the Quitman Disclosure Memorandum, (i) there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Quitman Material Adverse Effect, and (ii) the Quitman Entities have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of Quitman provided in Article 7.

     5.8  Tax Matters.
          -----------

          (a) All Tax Returns required to be filed by or on behalf of any of the Quitman Entities have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before December 31, 1997, and on or before the date of the most recent fiscal year end immediately preceding the Effective Time, except to the extent that all such failures to file, taken together, are not reasonably likely to have a Quitman Material Adverse Effect, and all Tax Returns filed are complete and accurate in all material respects. All Taxes shown on filed Tax Returns have been paid. There is no audit examination, deficiency, or refund Litigation with respect to any Taxes that is reasonably likely to result in a determination that would have, individually or in the aggregate, a Quitman Material Adverse Effect, except as reserved against in the Quitman Financial Statements delivered prior to the date of this Agreement or as disclosed in Section 5.8 of the Quitman Disclosure Memorandum. Quitman's federal income Tax Returns have not been audited by the IRS. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid. There are no Liens with respect to Taxes upon any of the Assets of the Quitman Entities, except for any such Liens which are not reasonably likely to have a Quitman Material Adverse Effect.

          (b) None of the Quitman Entities has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

          (c) The provision for any Taxes due or to become due for any of the Quitman Entities for the period or periods through and including the date of the respective Quitman Financial Statements that has been made and is reflected on such Quitman Financial Statements is sufficient to cover all such Taxes.

          (d) Deferred Taxes of the Quitman Entities have been provided for in accordance with GAAP.

          (e) Except for a Tax Allocation Agreement between Quitman FSB and Quitman, none of the Quitman Entities is a party to any Tax allocation or sharing agreement and none of the Quitman Entities has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was Quitman) or has any Liability for Taxes of any Person (other than Quitman and its Subsidiaries) under Treasury Regulation
Section 1.1502-6 (or any similar provision of state, local or foreign Law) as a transferee or successor or by Contract or otherwise.

          (f) Each of the Quitman Entities is in compliance with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code, except for such instances of noncompliance and such omissions as are not reasonably likely to have, individually or in the aggregate, a Quitman Material Adverse Effect.

          (g) Except as disclosed in Section 5.8 of the Quitman Disclosure Memorandum, none of the Quitman Entities has made any payments, is obligated to make any payments, or is a party to any Contract that could obligate it to make any payments that would be disallowed as a deduction under Section 280G or 162(m) of the Internal Revenue Code.

          (h) There has not been an ownership change, as defined in Internal Revenue Code Section 382(g), of the Quitman Entities that occurred during or after any Taxable Period in which the Quitman Entities incurred a net operating loss that carries over to any Taxable Period ending after December 31, 2000.

     5.9  Allowance for Possible Loan Losses.  The allowance for possible loan
          ----------------------------------
or credit losses (the "Allowance") shown on the consolidated balance sheets of Quitman included in the most recent Quitman Financial Statements dated prior to the date of this Agreement was, and the Allowance shown on the consolidated balance sheets of Quitman included in the Quitman Financial Statements as of dates subsequent to the execution of this Agreement will be, as of the dates thereof, adequate (within the meaning of GAAP and applicable regulatory requirements or guidelines) to provide for all known or reasonably anticipated losses relating to or inherent in the loan and lease portfolios (including accrued interest receivables) of the Quitman Entities and other extensions of credit (including letters of credit and commitments to make loans or extend credit) by the Quitman Entities as of the dates thereof, except where the failure of such Allowance to be so adequate is not reasonably likely to have a Quitman Material Adverse Effect.

     5.10 Assets.
          ------

          (a) Except as disclosed in Section 5.10 of the Quitman Disclosure Memorandum or as disclosed or reserved against in the Quitman Financial Statements delivered prior to the date of this Agreement, the Quitman Entities have good and marketable title, free and clear of all Liens, to all of their respective Assets, except for any such Liens or other defects of title which are not reasonably likely to have a Quitman Material Adverse Effect. All tangible properties used in the businesses of the Quitman Entities are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with Quitman's past practices.

          (b) All Assets which are material to Quitman's business on a consolidated basis, held under leases or subleases by any of the Quitman Entities, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect.

          (c) The Quitman Entities have paid all amounts due and payable under any insurance policies and guarantees applicable to Quitman Entitles and their assets and operations; all such insurance policies and guarantees are in full force and effect, and all Quitman's material properties are insured against fire, casualty, theft, loss, and such other events against which it is customary to insure, all such insurance policies being in amounts that are adequate and are consistent with past practice and experience. None of the Quitman Entities has received notice from any insurance carrier that (i) any policy of insurance will be canceled or that coverage thereunder will be reduced or eliminated, or
(ii) premium costs with respect to such policies of insurance will be substantially increased. There are presently no claims for amounts exceeding in any individual case $10,000 pending under such policies of insurance and no notices of claims in excess of such amounts have been given by any Quitman Entity under such policies.

          (d) The Assets of the Quitman Entities include all Assets required to operate the business of the Quitman Entities as presently conducted.

     5.11 Intellectual Property.  Each Quitman Entity owns or has a license to
          ---------------------
use all of the Intellectual Property used by such Quitman Entity in the course of its business. Each Quitman Entity is the owner of or has a license to any Intellectual Property sold or licensed to a third party by such Quitman Entity in connection with such Quitman Entity's business operations, and such Quitman Entity has the right to convey by sale or license any Intellectual Property so conveyed. No Quitman Entity is in Default under any of its Intellectual Property licenses. No proceedings have been instituted, or are pending or to the Knowledge of Quitman threatened, which challenge the rights of any Quitman Entity with respect to Intellectual Property used, sold or licensed by such Quitman Entity in the course of its business, nor has any person claimed or alleged any rights to such Intellectual Property. The conduct of the business of the Quitman Entities does not infringe any Intellectual Property of any other person. Except as disclosed in Section 5.11 of the Quitman Disclosure Memorandum, no Quitman Entity is obligated to pay any recurring royalties to any Person with respect to any such Intellectual Property. Except as disclosed in
Section 5.11 of the Quitman Disclosure Memorandum, no officer, director or employee of any Quitman Entity is party to any Contract which restricts or prohibits such officer, director or employee from engaging in activities competitive with any Person, including any Quitman Entity.

     5.12 Environmental Matters.
          ---------------------

          (a) To the Knowledge of Quitman, each Quitman Entity, its Participation Facilities, and its Operating Properties are, and have been, in compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, a Quitman Material Adverse Effect.

          (b) To the Knowledge of Quitman, there is no Litigation pending or threatened before any court, governmental agency, or authority or other forum in which any Quitman Entity or any of its Operating Properties or Participation Facilities (or Quitman in respect of such Operating Property or Participation Facility) has been or, with respect to threatened Litigation, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release, discharge, spillage, or disposal into the environment of any Hazardous Material, whether or not occurring at, on, under, adjacent to, or affecting (or potentially affecting) a site owned, leased, or operated by any Quitman Entity or any of its Operating Properties or Participation Facilities, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Quitman Material Adverse Effect, nor is there any reasonable basis for any Litigation of a type described in this sentence, except such as is not reasonably likely to have, individually or in the aggregate, a Quitman Material Adverse Effect.

          (c) During the period of (i) any Quitman Entity's ownership or operation of any of their respective current properties, (ii) any Quitman Entity's participation in the management of any Participation Facility, or (iii) any Quitman Entity's holding of a security interest in a Operating Property, there have been no releases, discharges, spillages, or disposals of Hazardous Material in, on, under, adjacent to, or affecting (or potentially affecting) such properties, except such as are not reasonably likely to have, individually or in the aggregate, a Quitman Material Adverse Effect. Prior to the period of
(i) any Quitman Entity's ownership or operation of any of their respective current properties, (ii) any Quitman Entity's participation in the management of any Participation Facility, or (iii) any Quitman Entity's holding of a security interest in a Operating Property, to the Knowledge of Quitman, there were no releases, discharges, spillages, or disposals of Hazardous Material in, on, under, or affecting any such property, Participation Facility or Operating Property, except such as are not reasonably likely to have, individually or in the aggregate, a Quitman Material Adverse Effect.

     5.13 Compliance with Laws.  Quitman is duly registered as a savings and
          --------------------
loan holding company under the supervision of the Office of Thrift Supervision. Each Quitman Entity has in effect all Permits necessary for it to own, lease, or operate its material Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Quitman Material Adverse Effect, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Quitman Material Adverse Effect. Except as disclosed in Section 5.13 of the Quitman Disclosure Memorandum, none of the Quitman Entities:

          (a) is in Default under any of the provisions of its Articles of Incorporation or Bylaws (or other governing instruments);

          (b) is in Default under any Laws, Orders, or Permits applicable to its business or employees conducting its business, except for Defaults which are not reasonably likely to have, individually or in the aggregate, a Quitman Material Adverse Effect; or

          (c) since January 1, 1998, has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any Quitman Entity is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Quitman Material Adverse Effect, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Quitman Material Adverse Effect, or (iii) requiring any Quitman Entity to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

          Copies of all material reports, correspondence, notices and other documents relating to any inspection, audit, monitoring or other form of review or enforcement action by a Regulatory Authority have been made available to Colony.

     5.14 Labor Relations.  No Quitman Entity is the subject of any Litigation
          ---------------
asserting that it or any other Quitman Entity has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it or any other Quitman Entity to bargain with any labor organization as to wages or conditions of employment, nor is any Quitman Entity party to any collective bargaining agreement, nor is there any strike or other labor dispute involving any Quitman Entity, pending or threatened, or to the Knowledge of Quitman, is there any activity involving any Quitman Entity's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

     5.15 Employee Benefit Plans.
          ----------------------

          (a) Quitman has disclosed in Section 5.15 of the Quitman Disclosure Memorandum, and has delivered or made available to Colony prior to the execution of this Agreement copies in each case of, all pension, retirement, profit-sharing, employee stock ownership, deferred compensation, stock option, employee stock ownership, severance pay, vacation, cash or stock bonus, or other incentive plan, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including "employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any Quitman Entity or ERISA Affiliate thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the "Quitman Benefit Plans"). Any of the Quitman Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "Quitman ERISA Plan." Each Quitman ERISA Plan which is also a "defined benefit plan" (as defined in Section 414(j) of the Internal Revenue Code) is referred to herein as a "Quitman Pension Plan." No Quitman Pension Plan is or has been a multi-employer plan within the meaning of Section 3(37) of ERISA.

          (b) All Quitman Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws the breach or violation of which are reasonably likely to have, individually or in the aggregate, a Quitman Material Adverse Effect. Each Quitman ERISA Plan which is intended to be qualified under Section 40 1(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service, and Quitman is not aware of any circumstances likely to result in revocation of any such favorable determination letter. No Quitman Entity has engaged in a transaction with respect to any Quitman Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject any

Quitman Entity to a Tax imposed by either Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a Quitman Material Adverse Effect.

          (c) No Quitman Pension Plan has any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, based on actuarial assumptions set forth for such plan's most recent actuarial valuation. Since the date of the most recent actuarial valuation, there has been (i) no material change in the financial position of any Quitman Pension Plan, (ii) no change in the actuarial assumptions with respect to any Quitman Pension Plan, and (iii) no increase in benefits under any Quitman Pension Plan as a result of plan amendments or changes in applicable Law which is reasonably likely to have, individually or in the aggregate, a Quitman Material Adverse Effect or materially adversely affect the funding status of any such plan. Neither any Quitman Pension Plan nor any "single-employer plan," within the meaning of
Section 4001(a)(15) of ERISA, currently or formerly maintained by any Quitman Entity, or the single-employer plan of any entity which is considered one employer with Quitman under Section 4001 of ERISA or Section 414 of the Internal Revenue Code or Section 302 of ERISA (whether or not waived) (an "ERISA Affiliate") has an "accumulated funding deficiency" within the meaning of
Section 412 of the Internal Revenue Code or Section 302 of ERISA, which is reasonably likely to have a Quitman Material Adverse Effect. No Quitman Entity has provided, or is required to provide, security to a Quitman Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Internal Revenue Code.

          (d) Within the six-year period preceding the Effective Time, no Liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by any Quitman Entity with respect to any ongoing, frozen, or terminated single-employer plan or the single-employer plan of any ERISA Affiliate, which Liability is reasonably likely to have a Quitman Material Adverse Effect. No Quitman Entity has incurred any withdrawal Liability with respect to a multi-employer plan under Subtitle B of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate), which Liability is reasonably likely to have a Quitman Material Adverse Effect. No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Quitman Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof

          (e) Except as disclosed in Section 5.15 of the Quitman Disclosure Memorandum, no Quitman Entity has any Liability for retiree health and life benefits under any of the Quitman Benefit Plans and there are no restrictions on the rights of such Quitman Entity to amend or terminate any such retiree health or benefit Plan without incurring any Liability thereunder, which Liability is reasonably likely to have a Quitman Material Adverse Effect.

          (f) Except as disclosed in Section 5.15 of the Quitman Disclosure Memorandum, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee of any Quitman Entity from any Quitman Entity under any Quitman Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any Quitman Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit, where such payment, increase, or acceleration is reasonably likely to have, individually or in the aggregate, a Quitman Material Adverse Effect.

          (g) The actuarial present values of all accrued deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of any Quitman Entity and their respective beneficiaries, other than entitlements accrued pursuant to funded retirement plans subject to the provisions of Section 412 of the Internal Revenue Code or Section 302 of ERISA, have been fully reflected on the Quitman Financial Statements to the extent required by and in accordance with GAAP.

     5.16 Material Contracts.  Except as disclosed in Section 5.16 of the
          ------------------
Quitman Disclosure Memorandum or otherwise reflected in the Quitman Financial Statements, none of the Quitman Entities, nor any of their respective Assets, businesses, or operations, is a party to, or is bound or affected by, or receives benefits under, (i) any employment, severance, termination, consulting, or retirement Contract, (ii) any Contract relating to the borrowing of money by any Quitman Entity or the guarantee by any Quitman Entity of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds, fully-secured repurchase agreements, and Federal Home Loan Bank advances of depository institution Subsidiaries, trade payables and Contracts relating to borrowings or guarantees made in the ordinary course of business), (iii) any Contract which prohibits or restricts any Quitman Entity from engaging in any business activities in any geographic area, line of business or otherwise in competition with any other Person, (iv) any Contract between or among Quitman Entities, (v) any Contract involving Intellectual Property (other than Contracts entered into in the ordinary course with customers and "shrink-wrap" software licenses), (vi) any Contract relating to the provision of data processing, network communication, or other technical services to or by any Quitman Entity,
(vii) any Contract relating to the purchase or sale of any goods or services (other than Contracts entered into in the ordinary course of business and involving payments under any individual Contract not in excess of $25,000),
(viii) any exchange-traded or over-the-counter swap, forward, future, option, cap, floor, or collar financial Contract, or any other interest rate or foreign currency protection Contract not included on its balance sheet which is a financial derivative Contract, and (ix) any other Contract or amendment thereto that would be required to be filed as an exhibit to a Form 10-KSB filed by Quitman with the SEC as of the date of this Agreement that has not been filed as an exhibit to Quitman's Form 10-KSB filed for the fiscal year ended September 30, 2000, or in an SEC Document and identified to Colony (the "Quitman Contracts"). With respect to each Quitman Contract and except as disclosed in
Section 5.16 of the Quitman Disclosure Memorandum: (i) the Contract is in full force and effect; (ii) no Quitman Entity is in Default thereunder, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Quitman Material Adverse Effect; (iii) no Quitman Entity has repudiated or waived any material provision of any such Contract; and (iv) no other party to any such Contract is, to the Knowledge of Quitman, in Default in any respect, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Quitman Material Adverse Effect, or has repudiated or waived any material provision thereunder. All of the indebtedness of any Quitman Entity for money borrowed is prepayable at any time by such Quitman Entity without penalty or premium.

     5.17 Legal Proceedings.  There is no Litigation instituted or pending, or,
          -----------------
to the Knowledge of Quitman, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any Quitman Entity, or against any director, employee or employee benefit plan of any Quitman Entity, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Quitman Material Adverse Effect, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any Quitman Entity, that are reasonably likely to have, individually or in the aggregate, a Quitman Material Adverse Effect. Section 5.17 of the Quitman Disclosure Memorandum contains a summary of all Litigation as of the date of this Agreement to which any Quitman Entity is a party and which names a Quitman Entity as a defendant or cross-defendant or for which any Quitman Entity has any potential Liability.

     5.18 Reports.  Since January 1, 1998, or the date of organization if later,
          -------
each Quitman Entity has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with Regulatory Authorities (except, in the case of state securities authorities, failures to file which are not reasonably likely to have, individually or in the aggregate, a Quitman Material Adverse Effect). As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     5.19 Statements True and Correct.  None of the information supplied or to
          ---------------------------
be supplied by any Quitman Entity or any Affiliate thereof for inclusion in the Registration Statement to be filed by Colony with the SEC will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any Quitman Entity or any Affiliate thereof for inclusion in the Joint Proxy Statement to be mailed to each Party's shareholders in connection with the Shareholders' Meetings, and any other documents to be filed by a Quitman Entity or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Joint Proxy Statement, when first mailed to the shareholders of Quitman and Colony, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Joint Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders' Meetings, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meetings. All documents that any Quitman Entity or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

     5.20 Accounting, Tax and Regulatory Matters.  No Quitman Entity or any
          --------------------------------------
Affiliate thereof has taken or agreed to take any action or has any Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.

     5.21 State Takeover Laws.  Each Quitman Entity has taken or will take all
          -------------------
necessary action to exempt the transactions contemplated by this Agreement from, or if necessary to challenge the validity or applicability of, any applicable "moratorium," "fair price," "business combination," "control share," or other anti-takeover Laws (collectively, "Takeover Laws"), including Sections 14-2-1111 and 14-2-1132 of the GBCC.

     5.22 Charter Provisions.  Each Quitman Entity has taken, or will take, all
          ------------------
action so that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated hereby and thereby do not and will not result in the grant of any rights to any Person under the Articles of Incorporation, Bylaws or other governing instruments of any Quitman Entity or restrict or impair the ability of Colony or any of its Subsidiaries to vote, or otherwise to exercise therights of a shareholder with respect to, shares of any Quitman Entity that or indirectly acquired or controlled by them.

     5.23 Directors' Agreements.  Each of the directors and executive officers
          ---------------------
of Quitman has executed and delivered to Colony an agreement in substantially the form of Exhibit C (the "Quitman Directors' Agreements).

     5.24 Board Recommendation.  The Board of Directors of Quitman, at a meeting
          --------------------
duly called and held, has by unanimous vote of the directors present (who constituted all of the directors then in office) (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, and the Quitman Directors' Agreements and the transactions contemplated thereby, taken together, are fair to and in the best interests of the shareholders and
(ii) resolved to recommend that the holders of the shares of Quitman Common Stock approve this Agreement.

                                   ARTICLE 6
                    REPRESENTATIONS AND WARRANTIES OF COLONY
                    ----------------------------------------

     Colony hereby represents and warrants to Quitman as follows:

     6.1  Organization, Standing and Power.  Colony is a corporation duly
          --------------------------------
organized, validly existing, and in good standing under the Laws of the State of Georgia, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its material Assets. Colony is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Colony Material Adverse Effect. The minute book and other organizational documents for Colony have been made available to Quitman for its review and are true and complete in all material respects as in effect as of the date of this Agreement and accurately reflect in all material respects all amendments thereto and all proceedings of the Board of Directors and shareholders thereof.

     6.2  Authority; No Breach By Agreement.
          ---------------------------------

          (a) Colony has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Colony. This Agreement represents a legal, valid, and binding obligation of Colony, enforceable against Colony in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

          (b) Neither the execution and delivery of this Agreement by Colony, nor the consummation by Colony of the transactions contemplated hereby, nor compliance by Colony with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of Colony's Articles of Incorporation or Bylaws or the certificate or articles of incorporation or bylaws of any Colony Subsidiary or any resolution adopted by the board of directors or the shareholders of any Colony Entity, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any Colony Entity under, any Contract or Permit of any Colony Entity, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Colony Material Adverse Effect, or, (iii) subject to receipt of the requisite Consents referred to in Section 9.1(b), constitute or result in a Default under, or require any Consent pursuant to, any Law or Order applicable to any Colony Entity or any of their respective material Assets (including any Colony Entity or any Quitman Entity becoming subject to or liable for the payment of any Tax or any of the Assets owned by any Colony Entity or any Quitman Entity being reassessed or revalued by any Taxing authority).

          (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the Nasdaq National Market, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Colony Material Adverse Effect, no notice to, filing with, or Consent of any public body or authority is necessary for the consummation by Colony of the Merger and the other transactions contemplated in this Agreement.

     6.3  Capital Stock.
          -------------

          (a) The authorized capital stock of Colony consists of 20,000,000 shares of Colony Common Stock, of which 4,445,526 shares are issued, 4,445,526 shares are outstanding and no shares are held in treasury as of the date of this Agreement. All of the issued and outstanding shares of Colony Common Stock are, and all of the shares of Colony Common Stock to be issued in exchange for shares of Quitman Common Stock upon consummation of the Merger, when issued in accordance with the terms of this Agreement, will be, duly and validly issued and outstanding and fully paid and nonassessable under the GBCC. None of the outstanding shares of Colony Common Stock has been, and none of the shares of Colony Common Stock to be issued in exchange for shares of Quitman Common Stock upon consummation of the Merger will be, issued in violation of any preemptive rights of the current or past shareholders of Colony.

          (b) Except as previously disclosed there are no shares of capital stock, preferred stock or other equity securities of Colony outstanding and no outstanding Equity Rights relating to the capital stock of Colony.

     6.4  Colony Subsidiaries.  Except as previously disclosed all of the Colony
          -------------------
Subsidiaries as of the date of this Agreement that are corporations (identifying its jurisdiction of incorporation, each jurisdiction in which the character of its Assets or the nature or conduct of its business requires it to be qualified and/or licensed to transact business, and the number of shares owned and percentage ownership interest represented by such share ownership) and all of the Colony Subsidiaries that are general or limited partnerships, limited liability companies, or other non-corporate entities (identifying the Law under which such entity is organized, each jurisdiction in which the character of its Assets or the nature or conduct of its business requires it to be qualified and/or licensed to transact business, and the amount and nature of the ownership interest therein). Colony or one of its wholly owned Subsidiaries owns all of the issued and outstanding shares of capital stock (or other equity interests) of each Colony Subsidiary. No capital stock (or other equity interest) of any Colony Subsidiary are or may become required to be issued (other than to another Colony Entity) by reason of any Equity Rights, and there are no Contracts by which any Colony Subsidiary is bound to issue (other than to another Colony Entity) additional shares of its capital stock (or other equity interests) or Equity Rights or by which any Colony Entity is or may be bound to transfer any shares of the capital stock (or other equity interests) of any Colony Subsidiary (other than to another Colony Entity). There are no Contracts relating to the rights of any Colony Entity to vote or to dispose of any shares of the capital stock (or other equity interests) of any Colony Subsidiary. All of the shares of capital stock (or other equity interests) of each Colony Subsidiary held by a Colony Entity are fully paid and (except pursuant to 12 U.S.C. Section 55 in the case of national banks and comparable, applicable state Law, if any, in the case of state depository institutions) nonassessable and are owned by the Colony Entity free and clear of any Lien. Each Colony Subsidiary is either a bank or a corporation, and each such Subsidiary is duly organized, validly existing, and (as to corporations) in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease and operate its Assets and to carry on its business as now conducted. Each Colony Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Colony Material Adverse Effect. Each Colony Subsidiary that is a depository institution is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder.

     6.5  SEC Filings; Financial Statements.
          ---------------------------------

          (a) Colony has timely filed and made available to Quitman all SEC Documents required to be filed by Colony since December 31, 1998 (the "Colony SEC Reports"). The Colony SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Laws and other applicable Laws and (ii) did not, at the time they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Colony SEC Reports or necessary in order to make the statements in such Colony SEC Reports, in light of the circumstances under which they were made, not misleading. No Colony Subsidiary is required to file any SEC Documents.

          (b) Each of the Colony Financial Statements (including, in each case, any related notes) contained in the Colony SEC Reports, including any Colony SEC Reports filed after the date of this Agreement until the Effective Time, complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim statements, as permitted by Form 10-Q of the SEC), and fairly presented in all material respects the consolidated financial position of Colony and its Subsidiaries as at the respective dates and the consolidated results of operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect.

     6.6  Absence of Undisclosed Liabilities.  No Colony Entity has any
          ----------------------------------
Liabilities of a nature required to be reflected on a balance sheet prepared in accordance with GAAP that are reasonably likely to have, individually or in the aggregate, a Colony Material Adverse Effect, except Liabilities which are accrued or reserved against in the consolidated balance sheets of Colony as of June 30, 2001, included in the Colony Financial Statements delivered prior to the date of this Agreement or reflected in the notes thereto. No Colony Entity has incurred or paid any Liability since June 30, 2001, except for such Liabilities incurred or paid (i) in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Colony Material Adverse Effect or (ii) in connection with the transactions contemplated by this Agreement.

     6.7  Absence of Certain Changes or Events.  Since June 30, 2001, except as
          ------------------------------------
disclosed previously, (i) there have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Colony Material Adverse Effect, and (ii) the Colony Entities have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of Colony provided in Article 7.

     6.8  Tax Matters.
          -----------

          (a) All Tax Returns required to be filed by or on behalf of any of the Colony Entities have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before December 31, 1997, and on or before the date of the most recent fiscal year-end immediately preceding the Effective Time, except to the extent that all such failures to file, taken together, are not reasonably likely to have a Colony Material Adverse Effect, and all Tax Returns filed are complete and accurate in all material respects. All Taxes shown on filed Tax Returns have been paid. There is no audit examination, deficiency, or refund Litigation with respect to any Taxes that is reasonably likely to result in a determination that would have, individually or in the aggregate, a Colony Material Adverse Effect, except as reserved against in the Colony Financial Statements delivered prior to the date of this Agreement. Colony's federal income Tax Returns have not been audited by the IRS. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid.
There are no Liens with respect to Taxes upon any of the Assets of the Colony Entities, except for any such Liens which are not reasonably likely to have a Colony Material Adverse Effect.

          (b) None of the Colony Entities has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

          (c) The provision for any Taxes due or to become due for any of the Colony Entities for the period or periods through and including the date of the respective Colony Financial Statements that has been made and is reflected on such Colony Financial Statements is sufficient to cover all such Taxes.

          (d) Deferred Taxes of the Colony Entities have been provided for in accordance with GAAP.

          (e) None of the Colony Entities is a party to any Tax allocation or sharing agreement and none of the Colony Entities has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was Colony) or has any Liability for Taxes of any Person (other than Colony and its Subsidiaries) under Treasury Regulation
Section 1.1502-6 (or any similar provision of state, local or foreign Law) as a transferee or successor or by Contract or otherwise.

          (f) Each of the Colony Entities is in compliance with, and its records contain all information and documents (including properly completed IRS Forms W-
9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code, except for such instances of noncompliance and such omissions as are not reasonably likely to have, individually or in the aggregate, a Colony Material Adverse Effect.

          (g) Except as disclosed in Section 6.8 of the Colony Disclosure Memorandum, none of the Colony Entities has made any payments, is obligated to make any payments, or is a party to any Contract that could obligate it to make any payments that would be disallowed as a deduction under Section 280G or 162(m) of the Internal Revenue Code.

          (h) There has not been an ownership change, as defined in Internal Revenue Code Section 382(g), of the Colony Entities that occurred during or after any Taxable Period in which the Colony Entities incurred a net operating loss that carries over to any Taxable Period ending after December 31, 1996.

     6.9  Allowance for Possible Loan Losses.  The Allowance shown on the
          ----------------------------------
consolidated balance sheets of Colony included in the most recent Colony Financial Statements dated prior to the date of this Agreement was, and the Allowance shown on the consolidated balance sheets of Colony included in the Colony Financial Statements as of dates subsequent to the execution of this Agreement will be, as of the dates thereof, adequate (within the meaning of GAAP and applicable regulatory requirements or guidelines) to provide for all known or reasonably anticipated losses relating to or inherent in the loan and lease portfolios (including accrued interest receivables) of the Colony Entities and other extensions of credit (including letters of credit and commitments to make loans or extend credit) by the Colony Entities as of the dates thereof, except where the failure of such Allowance to be so adequate is not reasonably likely to have a Colony Material Adverse Effect.

     6.10 Assets.
          ------

          (a) Except as previously disclosed or as disclosed or reserved against in the Colony Financial Statements delivered prior to the date of this Agreement, the Colony Entities have good and marketable title, free and clear of all Liens, to all of their respective Assets, except for any such Liens or other defects of title which are not reasonably likely to have a Colony Material Adverse Effect. All tangible properties used in the businesses of the Colony Entities are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with Colony's past practices.

          (b) All Assets which are material to Colony's business on a consolidated basis, held under leases or subleases by any of the Colony Entities, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect.

          (c) The Colony Entities currently maintain insurance similar in amounts, scope and coverage to that maintained by other peer banking organizations. None of the Colony Entities has received notice from any insurance carrier that (i) any policy of insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. There are presently no claims pending under such policies of insurance for amounts exceeding in any individual case $20,000 pending under such policies of insurance and no notices of claims in excess of such amounts have been given by any Colony Entity under such policies.

          (d) The Assets of the Colony Entities include all assets required to operate the business of the Colony Entities as presently conducted.

     6.11 Intellectual Property.  Each Colony Entity owns or has a license to
          ---------------------
use all of the Intellectual Property used by such Colony Entity in the course of its business. Each Colony Entity is the owner of or has a license to any Intellectual Property sold or licensed to a third party by such Colony Entity in connection with such Colony Entity's business operations, and such Colony Entity has the right to convey by sale or license any

Intellectual Property so conveyed. No Colony Entity is in Default under any of its Intellectual Property licenses. No proceedings have been instituted, or are pending or to the Knowledge of Colony threatened, which challenge the rights of any Colony Entity with respect to Intellectual Property used, sold or licensed by such Colony Entity in the course of its business, nor has any person claimed or alleged any rights to such Intellectual Property. The conduct of the business of the Colony Entities does not infringe any Intellectual Property of any other person. No Colony Entity is obligated to pay any recurring royalties to any Person with respect to any such Intellectual Property. No officer, director or employee of any Colony Entity is party to any Contract which restricts or prohibits such officer, director or employee from engaging in activities competitive with any Person, including any Colony Entity.

     6.12 Environmental Matters.
          ---------------------

          (a) To the Knowledge of Colony, each Colony Entity, its Participation Facilities, and its Operating Properties are, and have been, in compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, a Colony Material Adverse Effect.

          (b) To the Knowledge of Colony, there is no Litigation pending or threatened before any court, governmental agency, or authority or other forum in which any Colony Entity or any of its Operating Properties or Participation Facilities (or Colony in respect of such Operating Property or Participation Facility) has been or, with respect to threatened Litigation, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release, discharge, spillage, or disposal into the environment of any Hazardous Material, whether or not occurring at, on, under, adjacent to, or affecting (or potentially affecting) a site owned, leased, or operated by any Colony Entity or any of its Operating Properties or Participation Facilities, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Colony Material Adverse Effect, nor is there any reasonable basis for any Litigation of a type described in this sentence, except such as is not reasonably likely to have, individually or in the aggregate, a Colony Material Adverse Effect.

          (c) During the period of (i) any Colony Entity's ownership or operation of any of their respective current properties, (ii) any Colony Entity's participation in the management of any Participation Facility, or (iii) any Colony Entity's holding of a security interest in a Operating Property, there have been no releases, discharges, spillages, or disposals of Hazardous Material in, on, under, adjacent to, or affecting (or potentially affecting) such properties, except such as are not reasonably likely to have, individually or in the aggregate, a Colony Material Adverse Effect. Prior to the period of
(i) any Colony Entity's ownership or operation of any of their respective current properties, (ii) any Colony Entity's participation in the management of any Participation Facility, or (iii) any Colony Entity's holding of a security interest in a Operating Property, to the Knowledge of Colony, there were no releases, discharges, spillages, or disposals of Hazardous Material in, on, under, or affecting any such property, Participation Facility or Operating Property, except such as are not reasonably likely to have, individually or in the aggregate, a Colony Material Adverse Effect.

     6.13 Compliance with Laws.  Colony is duly registered as a bank holding
          --------------------
company under the BHC Act. Each Colony Entity has in effect all Permits necessary for it to own, lease or operate its material Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Colony Material Adverse Effect, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Colony Material Adverse Effect. None of the Colony Entities:

          (a) is in Default under any of the provisions of its Articles of Incorporation or Bylaws (or other governing instruments); or

          (b) is in Default under any Laws, Orders or Permits applicable to its business or employees conducting its business, except for Defaults which are not reasonably likely to have, individually or in the aggregate, a Colony Material Adverse Effect; or

          (c) since December 31, 1998 has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any Colony Entity is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Colony Material Adverse Effect, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Colony Material Adverse Effect, or (iii) requiring any Colony Entity to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

          Copies of all material reports, correspondence, notices and other documents relating to any inspection, audit, monitoring or other form of review or enforcement action by a Regulatory Authority have been made available to Quitman.

     6.14 Labor Relations.  No Colony Entity is the subject of any Litigation
          ---------------
asserting that it or any other Colony Entity has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it or any other Colony Entity to bargain with any labor organization as to wages or conditions of employment, nor is any Colony Entity party to any collective bargaining agreement, nor is there any strike or other labor dispute involving any Colony Entity, pending or threatened, or to the Knowledge of Colony, is there any activity involving any

Colony Entity's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

     6.15 Employee Benefit Plans.
          ----------------------

          (a) Colony has previously disclosed and has delivered or made available to Quitman prior to the execution of this Agreement copies in each case of all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plan, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including "employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any Colony Entity or ERISA Affiliate thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the "Colony Benefit Plans"). Any of the Colony Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "Colony ERISA Plan." Each Colony ERISA Plan which is also a "defined benefit plan" (as defined in Section 414(j) of the Internal Revenue Code) is referred to herein as a "Colony Pension Plan." No Colony Pension Plan is or has been a multi-employer plan within the meaning of Section 3(3 7) of ERISA.

          (b) All Colony Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws the breach or violation of which are reasonably likely to have, individually or in the aggregate, a Colony Material Adverse Effect. Each Colony ERISA Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service, and Colony is not aware of any circumstances likely to result in revocation of any such favorable determination letter. No Colony Entity has engaged in a transaction with respect to any Colony Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject any Colony Entity to a Tax imposed by either Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a Colony Material Adverse Effect.

          (c) No Colony Pension Plan has any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, based on actuarial assumptions set forth for such plan's most recent actuarial valuation. Since the date of the most recent actuarial valuation, there has been (i) no material change in the financial position of a Colony Pension Plan, (ii) no change in the actuarial assumptions with respect to any Colony Pension Plan, and (iii) no increase in benefits under any Colony Pension Plan as a result of plan amendments or changes in applicable Law which is reasonably likely to have, individually or in the aggregate, a Colony Material Adverse Effect or materially adversely affect the funding status of any such plan. Neither any Colony Pension Plan nor any "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any Colony Entity, or the single-employer plan of any ERISA Affiliate has an "accumulated funding deficiency" within the meaning of Section 412 of the Internal Revenue Code or Section 302 of ERISA, which is reasonably likely to have a Colony Material Adverse Effect. No Colony Entity has provided, or is required to provide, security to a Colony Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Internal Revenue Code.

          (d) Within the six-year period preceding the Effective Time, no Liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by any Colony Entity with respect to any ongoing, frozen or terminated single-employer plan or the single-employer plan of any ERISA Affiliate, which Liability is reasonably likely to have a Colony Material Adverse Effect. No Colony Entity has incurred any withdrawal Liability with respect to a multi-employer plan under Subtitle B of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate), which Liability is reasonably likely to have a Colony Material Adverse Effect. No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Colony Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof.

          (e) Except as previously disclosed, no Colony Entity has any Liability for retiree health and life benefits under any of the Colony Benefit Plans and there are no restrictions on the rights of such Colony Entity to amend or terminate any such retiree health or benefit Plan without incurring any Liability thereunder, which Liability is reasonably likely to have a Colony Material Adverse Effect.

          (f) Except as previously disclosed, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee of any Colony Entity from any Colony Entity under any Colony Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any Colony Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit, where such payment, increase, or acceleration is reasonably likely to have, individually or in the aggregate, a Colony Material Adverse Effect.

          (g) The actuarial present values of all accrued deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of any Colony Entity and their respective beneficiaries, other than entitlements accrued pursuant to funded retirement plans subject to the provisions of Section 412 of the Internal Revenue Code or Section 302 of ERISA, have been fully reflected on the Colony Financial Statements to the extent required by and in accordance with GAAP.

     6.16 Legal Proceedings.  There is no Litigation instituted or pending, or,
          -----------------
to the Knowledge of Colony, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any Colony Entity, or against any director, employee or employee benefit plan of any Colony Entity, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Colony Material Adverse Effect, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any Colony Entity, that are reasonably likely to have, individually or in the aggregate, a Colony Material Adverse Effect.

     6.17 Reports.  Since December 31, 1998, or the date of organization if
          -------
later, each Colony Entity has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with Regulatory Authorities (except, in the case of state securities authorities, failures to file which are not reasonably likely to have, individually or in the aggregate, a Colony Material Adverse Effect). As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     6.18 Statements True and Correct.  None of the information supplied or to
          ---------------------------
be supplied by any Colony Entity or any Affiliate thereof for inclusion in the Registration Statement to be filed by Colony with the SEC, will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any Colony Entity or any Affiliate thereof for inclusion in the Joint Proxy Statement to be mailed to each Party's shareholders in connection with the Shareholders' Meetings, and any other documents to be filed by any Colony Entity or any Affiliate thereof with the SEC or any other, Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Joint Proxy Statement, when first mailed to the shareholders of Quitman and Colony, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Joint Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders' Meetings, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meetings. All documents that any Colony Entity or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

     6.19 Accounting, Tax and Regulatory Matters.  No Colony Entity or any
          --------------------------------------
Affiliate thereof has taken or agreed to take any action or has any Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.

     6.20 State Takeover Laws.  Each Colony Entity has taken all necessary
          -------------------
action to exempt the transactions contemplated by this Agreement from, or if necessary to challenge the validity or applicability of, any applicable "moratorium," "fair price," "business combination," "control share," or other anti-takeover Laws (collectively, "Takeover Laws"), including Sections 14-2-1111 and 14-2-1132 of the GBCC.

     6.21 Charter Provisions.  Each Colony Entity has taken all action so that
          ------------------
the entering into of this Agreement and the Colony Stock Option Agreement and the consummation of the Merger and the other transactions contemplated hereby and thereby, including the acquisition of shares pursuant to, or other exercise of rights under, the Colony Stock Option Agreement, do not and will not result in the grant of any rights to any Person under the Articles of Incorporation, Bylaws or other governing instruments of any Colony Entity or restrict or impair the ability of Quitman or any Quitman shareholder to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of Colony Common Stock that may be directly or indirectly acquired or controlled by them.

     6.22 Board Action.  The Board of Directors of Colony, at a meeting duly
          ------------
called and held, has by unanimous vote of the directors present (who constituted all of the directors then in office) determined that this Agreement and the transactions contemplated hereby, including the Merger, and the transactions contemplated thereby, taken together, are fair to and in the best interests of the shareholders.

     6.23 Quitman Federal Board Membership.  It is the intention of Colony to
          --------------------------------
maintain for a period of at least three (3) years the current board of directors of Quitman Federal and pay substantially similar board fees to such Quitman Federal Directors in return for their continued service to Quitman Federal or Colony.

                                   ARTICLE 7
                    CONDUCT OF BUSINESS PENDING CONSUMMATION
                    ----------------------------------------

     7.1  Affirmative Covenants of Each Party.  From the date of this Agreement
          -----------------------------------
until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of the other Party shall have been obtained, and except as otherwise expressly contemplated herein, each Party shall and shall cause each of its Subsidiaries to (a) operate its business only in the usual, regular, and ordinary course, (b) preserve intact its business organization and Assets and maintain its rights and franchises, and (c) take no action which would (i) materially adversely affect the ability of either Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentences of Section 9.1(b) or 9.1(c), or (ii) materially adversely affect the ability of either Party to perform its covenants and agreements under this Agreement.

     7.2  Negative Covenants of Quitman.  From the date of this Agreement until
          -----------------------------
the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of Colony shall have been obtained, which consent shall not be unreasonably withheld, and except as otherwise expressly contemplated herein, Quitman covenants and agrees that it will not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following:

          (a) amend the Articles of Incorporation, Bylaws or other governing instruments of any Quitman Entity, or

          (b) incur any additional debt obligation or other obligation for borrowed money (other than indebtedness of a Quitman Entity to another Quitman Entity) in excess of an aggregate of $50,000 (for the Quitman Entities on a consolidated basis) except in the ordinary course of the business of Quitman Subsidiaries consistent with past practices (which shall include, for Quitman Subsidiaries that are depository institutions, creation of deposit liabilities, purchases of federal funds, advances from the Federal Reserve Bank or Federal Home Loan Bank, and entry into repurchase agreements fully secured by U.S. government or agency securities), or impose, or suffer the imposition, on any Asset of any Quitman Entity of any Lien or permit any such Lien to exist (other than in connection with deposits, repurchase agreements, bankers acceptances, "treasury tax and loan" accounts established in the ordinary course of business, the satisfaction of legal requirements in the exercise of trust powers, and Liens in effect as of the date hereof that are disclosed in the Quitman Disclosure Memorandum); or

          (c) repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any Quitman Entity (except for purchases in the open market of shares to fund the Quitman Federal Savings Bank Restricted Stock Plan), or declare or pay any dividend or make any other distribution in respect of Quitman's capital stock.

          (d) issue, sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of Quitman Common Stock or any other capital stock of any Quitman Entity, or any stock appreciation rights, or any option, warrant, or other Equity Right; or

          (e) adjust, split, combine or reclassify any shares of Quitman Common Stock or issue or authorize the issuance of any other securities in respect of or in substitution for shares of Quitman Common Stock, or sell, lease, mortgage or otherwise dispose of or otherwise encumber (x) any shares of capital stock of any Quitman Subsidiary (unless any such shares of stock are sold or otherwise transferred to another Quitman Entity) or (y) any Asset having a book value in excess of $25,000 other than in the ordinary course of business for reasonable and adequate consideration; or

          (f) except for purchases of U.S. Treasury securities, U.S. Government agency securities or obligations of the State of Georgia, or any subdivisions thereof which have maturities of seven years or less, purchase any securities or make any material investment, either by purchase of stock or securities, contributions to capital, Asset transfers, or purchase of any Assets, in any Person other than a wholly owned Quitman Subsidiary, or otherwise acquire direct or indirect control over any Person, other than in connection with (i) internal reorganizations or consolidations involving existing Subsidiaries, (ii) foreclosures in the ordinary course of business, (iii) acquisitions of control by a depository institution Subsidiary in its fiduciary capacity, or (iv) the creation of new wholly owned Subsidiaries organized to conduct or continue activities otherwise permitted by this Agreement; or

          (g) grant any increase in compensation or benefits to the employees or officers of any Quitman Entity, pay any severance or termination pay or any bonus other than pursuant to written policies or written Contracts in effect on the date of this Agreement and disclosed in Section 7.2(g) of the Quitman Disclosure Memorandum; and enter into or amend any severance agreements with officers of any Quitman Entity; or grant any material increase in fees or other increases in compensation or other benefits to directors of any Quitman Entity; or

          (h) enter into or amend any employment Contract between any Quitman Entity and any Person (unless such amendment is required by Law) that the Quitman Entity does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time; or

          (i) adopt any new employee benefit plan of any Quitman Entity or terminate or withdraw from, or make any material change in or to, any existing employee benefit plans of any Quitman Entity other than any such change that is required by Law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan, or make any distributions from such employee benefit plans, except as required by Law or contemplated by this Agreement, the terms of such plans or consistent with past practice; or

          (j) make any significant change in any Tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in Tax Laws or regulatory accounting requirements or GAAP; or

          (k) commence any Litigation other than in accordance with past practice, or settle any Litigation involving any Liability of any Quitman Entity for material money damages or restrictions upon the operations of any Quitman Entity; or

          (l) except in the ordinary course of business, enter into, modify, amend or terminate any material Contract (including any loan Contract with an unpaid balance exceeding $25,000) or waive, release, compromise or assign any material rights or claims.

     7.3  Negative Covenants of Colony.  From the date of this Agreement until
          ----------------------------
the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of Quitman shall have been obtained, which consent shall not be unreasonably withheld, and except as otherwise expressly contemplated herein, Colony covenants and agrees that it will not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following:

          (a) amend the Articles of Incorporation or Bylaws of Colony, in each case, in any manner adverse to the holders of Quitman Common Stock, or

          (b) repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any Colony Entity, or declare or pay any dividend or make any other distribution in respect of Colony's capital stock, provided that Colony may (to the extent legally and contractually permitted to do so), but shall not be obligated to, declare and pay regular quarterly cash dividends on the shares of Colony Common Stock in accordance with past practice; or

          (c) adjust, split, combine or reclassify any shares of Colony Common Stock or issue or authorize the issuance of any other securities in respect of or in substitution for shares of Colony Common Stock; or

          (d) make any significant change in any Tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in applicable Tax Laws or regulatory accounting requirements or GAAP; or

          (e) commence any Litigation other than in accordance with past practice, or settle any Litigation involving any Liability of any Colony Entity for material money damages or restrictions upon the operations of any Colony Entity.

     7.4  Adverse Changes in Condition.  Each Party agrees to give written
          ----------------------------
notice promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (i) is reasonably likely to have, individually or in the aggregate, a Quitman Material Adverse Effect or a Colony Material Adverse Effect, as applicable, or (ii) would cause or constitute a material breach of any of its representations, warranties, or covenants contained herein, and to use its reasonable efforts to prevent or promptly to remedy the same.

     7.5  Reports.  Each Party and its Subsidiaries shall file all reports
          -------
required to be filed by it with Regulatory Authorities between the date of this Agreement and the Effective Time and shall deliver to the other Party copies of all such reports promptly after the same are filed. If financial statements are contained in any such reports filed with the SEC, such financial statements will fairly present the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows for the periods then ended in accordance with GAAP (subject in the case of interim financial statements to normal recurring year-end adjustments that are not material). As of their respective dates, such reports filed with the SEC will comply in all material respects with the Securities Laws and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statements contained in any other reports to another Regulatory Authority shall be prepared in accordance with Laws applicable to such reports.

                                   ARTICLE 8
                             ADDITIONAL AGREEMENTS
                             ---------------------

     8.1  Registration Statement; Proxy Statement; Shareholder Approval.  As
          -------------------------------------------------------------
soon as reasonably practicable after execution of this Agreement, Colony shall prepare and file the Registration Statement with the SEC, and shall use its reasonable efforts to cause the Registration Statement to become effective under the 1933 Act and take any action required to be taken under the applicable state Blue Sky or securities Laws in connection with the issuance of the shares of Colony Common Stock upon consummation of the Merger. Quitman shall cooperate in the preparation and filing of the Registration Statement and shall furnish all information concerning it and the holders of its capital stock as Colony may reasonably request in connection with such action. Quitman shall call a Shareholders' Meeting, to be held as soon as reasonably practicable after the Registration Statement is declared effective by the SEC, for the purpose of voting upon approval of this Agreement and such other related matters as it deems appropriate. In connection with the Shareholders' Meetings, (i) Quitman and Colony shall prepare and file with the SEC a Proxy Statement and prospectus and mail such Proxy Statement and prospectus to Quitman shareholders, (ii) the Parties shall furnish to each other all information concerning them that they may reasonably request in connection with such Proxy Statement and prospectus,
(iii) subject to Section 8.9 of this Agreement, the Board of Directors of Quitman shall recommend to their shareholders the approval of the matters submitted for approval, and (iv) subject to Section 8.9 of this Agreement, the Board of Directors and officers of Colony shall use their reasonable efforts to obtain such shareholders' approval. Colony shall make all necessary filings with respect to the Merger under the Securities Laws.

     8.2  Exchange Listing.  Colony shall use its reasonable efforts to list,
          ----------------
prior to the Effective Time, on the Nasdaq National Market the shares of Colony Common Stock to be issued to the holders of Quitman Common Stock pursuant to the Merger, and Colony shall give all notices and make all filings with the Nasdaq National Market required in connection with the transactions contemplated herein.

     8.3  Applications.  Colony shall prepare and file, and Quitman shall
          ------------
cooperate in the preparation and, where appropriate, filing of, applications with all Regulatory Authorities having jurisdiction over the transactions contemplated by this Agreement seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement. The Parties shall deliver to each other copies of all filings, correspondence and orders to and from all Regulatory Authorities in connection with the transactions contemplated hereby.

     8.4  Filings with State Offices.  Upon the terms and subject to the
          --------------------------
conditions of this Agreement, Colony shall execute and file the Certificate of Merger with the Secretary of State of the State of Georgia in connection with the Closing.

     8.5  Agreement as to Efforts to Consummate.  Subject to the terms and
          -------------------------------------
conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries to use, its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate and make effective, as soon as reasonably practicable after the date of this Agreement, the transactions contemplated by this Agreement, including using its reasonable efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in Article 9; provided, that nothing herein shall preclude either Party from exercising its rights under this Agreement. Each Party shall use, and shall cause each of its Subsidiaries to use, its reasonable efforts to obtain all Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement.

     8.6  Investigation and Confidentiality.
          ---------------------------------

          (a) Prior to the Effective Time, each Party shall keep the other Party advised of all material developments relevant to its business and to consummation of the Merger and shall permit the other Party to make or cause to be made such investigation of the business and properties of it and its Subsidiaries and of their respective financial and legal conditions as the other Party reasonably requests, provided that such investigation shall be reasonably related to the transactions contemplated hereby and shall not interfere unnecessarily with normal operations. No investigation by a Party shall affect the representations and warranties of the other Party.

          (b) In addition to the Parties' respective obligations under the Confidentiality Agreement, which is hereby reaffirmed and adopted, and incorporated by reference herein each Party shall, and shall cause its advisers and agents to, maintain the confidentiality of all confidential information furnished to it by the other Party concerning its and its Subsidiaries' businesses, operations, and financial positions and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. If this Agreement is terminated prior to the Effective Time, each Party shall promptly return or certify the destruction of all documents and copies thereof and all work papers containing confidential information received from the other Party.

          (c) Each Party agrees to give the other Party notice as soon as practicable after any determination by it of any fact or occurrence relating to the other Party which it has discovered through the course of its investigation and which represents, or is reasonably likely to represent, either a material breach of any representation, warranty, covenant or agreement of the other Party or which has had or is reasonably likely to have a Quitman Material Adverse Effect or a Colony Material Adverse Effect, as applicable.

     8.7  Press Releases.  Prior to the Effective Time, Quitman and Colony shall
          --------------
consult with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby; provided, that nothing in this Section 8.7 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such Party's disclosure obligations imposed by Law.

     8.8  Certain Actions.  Except with respect to this Agreement and the
          ---------------
transactions contemplated hereby, neither Party nor any Affiliate thereof nor any Representatives thereof retained by either Party shall directly or indirectly solicit any Acquisition Proposal by any Person. Neither Party nor any Affiliate or Representative thereof shall furnish any non-public information that it is not legally obligated to furnish, negotiate with respect to, or enter into any Contract with respect to, any Acquisition Proposal, but a Party may communicate information about such an Acquisition Proposal to its shareholders if and to the extent that it is required to do so in order to comply with obligations under Section 14 of the 1934 Act and in accordance with Section 8.9 of this Agreement. Each Party shall promptly advise the other Party following the receipt of any Acquisition Proposal and the details thereof and advise the other Party of any developments with respect to such Acquisition Proposal promptly upon the occurrence thereof.

     8.9  No Solicitation.
          ---------------

          (a) Quitman shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any officer, director of employee of, or any investment banker, attorney or other advisor or representative of, Quitman or any of its Subsidiaries to (i) solicit or initiate, or encourage the submission of, any Takeover Proposal or (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal; provided, however, that, subject to compliance with subsection (c) below and after consultation with its legal counsel, the Quitman Board of Directors determines that the failure to do so could constitute a breach by the Quitman Board of Directors of its fiduciary duties to Quitman shareholders under applicable law, Quitman may, in response to an unsolicited Takeover Proposal that (i) was not received in violation of this Section 8.9 and (ii) the Quitman Board of Directors determines in good faith, after receipt of a written opinion of a financial advisor of nationally recognized reputation to such effect, might result in a transaction more favorable to Quitman shareholders than the Merger,
(A) furnish information with respect to Quitman to any Person pursuant to a confidentiality agreement and (B) participate in negotiations regarding such Takeover Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the immediately preceding sentence by any executive officer of Quitman or any of its Subsidiaries or any investment banker, attorney or other advisor or representative of Quitman or any of its Subsidiaries, whether or not such person is purporting to act on behalf of Quitman or any of its Subsidiaries or otherwise, shall be deemed to be a breach of this Section 8.9 by Quitman. For purposes of this Agreement, "Takeover Proposal" means an inquiry, proposal or acquisition or purchase of a substantial amount of assets of Quitman or any of its Subsidiaries (other than investors in the ordinary course of business) or of over 15% of any class of equity securities of Quitman or any of its Subsidiaries or any tender offer or exchange offer that if consummated would result in any Person beneficially owing 15% or more of any class of equity securities of Quitman or any of its Subsidiaries, or any merger, consolidation, business combination, sale of substantially all assets, recapitalization, liquidation, dissolution or similar transaction involving Quitman or any of its Subsidiaries other than the transactions contemplated by this Agreement, or any other transaction the consummation of which would reasonably be executed to impede, interfere with, prevent or materially delay the Merger or which would reasonably be expected to dilute materially the benefits to Colony of the transactions contemplated hereby.

          (b) Except as set forth herein, neither the Board of Directors of Quitman nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Colony the approval or recommendation of such Board of Directors or any such committee of this Agreement or the Merger, (ii) approve or recommend, or propose to approve or recommend, any Takeover Proposal or (iii) enter into any agreement with respect to any Takeover Proposal. Notwithstanding the foregoing, after consultation with its legal counsel, the Quitman Board of Directors determines that failure to do so might constitute a breach of its fiduciary duties to Quitman shareholders under applicable law, then, prior to the Shareholders' Meeting, the Quitman Board of Directors may (subject to the terms of this and the following sentences) approve or recommend (and, in connection therewith, withdraw or modify its approval or recommendation of this Agreement or the Merger) a Superior Proposal, or enter into an agreement with respect to a Superior Proposal, in each case at any time after the second Business Day following Colony's receipt of written notice (a "Notice of Superior Proposal") advising Colony that the Quitman Board of Directors has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the Person making such Superior Proposal; provided that Quitman shall not enter into an agreement with respect to a Superior Proposal unless Quitman shall have furnished Colony with written notice no later than 12:00 noon one (1) day in advance of any date that it intends to enter into such agreement. For purposes of this Agreement, a "Superior Proposal" means any bona fide proposal to acquire, directly or indirectly, for consideration consisting of cash and/or securities, more than 50% of the shares of Quitman Common Stock or Quitman Bank then outstanding or all or substantially all of the assets of Quitman or Quitman Bank and otherwise on terms that the Quitman Board of Directors determines in its good faith judgment (after receipt of a written opinion of a financial advisor of nationally recognized reputation to such effect) to be more favorable to Quitman shareholders than the Merger.

          (c) In addition to the obligations of Quitman set forth in subsection
(b) above, Quitman shall immediately advise Colony orally and in writing of any request for information or of any Takeover Proposal, or any inquiry with respect to or which could lead to any Takeover Proposal, the material terms and conditions of such request, Takeover Proposal or inquiry, and the identity of the person making any Takeover Proposal or inquiry, Quitman shall keep Colony full informed of the status and details (including amendments or proposed amendments) of any such request, Takeover Proposal or inquiry.

          (d) Nothing contained in this Section 8.9 shall prohibit Quitman from making any disclosure to Quitman's shareholders if the Quitman Board of Directors determines in good faith, after receipt of the advice of outside counsel to such effect, that it is required to do so in order to discharge properly its fiduciary duties to shareholders under applicable law; provided that Quitman does not, except as permitted by subsection (b) above, withdraw or modify, or propose to withdraw or modify, its position with respect to the Merger or approve or recommend, or propose to approve or recommend, a Takeover Proposal.

     8.10 Tax Treatment.  Each of the Parties undertakes and agrees to use its
          -------------
reasonable efforts to cause the Merger, and to take no action which would cause the Merger not, to qualify as a tax-free "reorganization" within the meaning of
Section 368(a) of the Internal Revenue Code for federal income tax purposes.

     8.11 State Takeover Laws.  Each Quitman Entity shall take all necessary
          -------------------
steps to exempt the transactions contemplated by this Agreement from, or if necessary to challenge the validity or applicability of, any applicable Takeover Law, including Sections 14-2-1111 and 14-2-1132 of the GBCC.

     8.12 Charter Provisions.  Each Quitman Entity shall take all necessary
          ------------------
action to ensure that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated hereby do not and will not result in the grant of any rights to any Person under the Articles of Incorporation, Bylaws or other governing instruments of any Quitman Entity or restrict or impair the ability of Colony or any of its Subsidiaries to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any Quitman Entity that may be directly or indirectly acquired or controlled by them.

     8.13 Agreement of Affiliates.  Quitman has disclosed in Section 8.13 of the
          -----------------------
Quitman Disclosure Memorandum all Persons whom it reasonably believes is an "affiliate" of Quitman for purposes of Rule 145 under the 1933 Act that shall include all participants in the Quitman Restricted Stock Plan. Quitman shall use its reasonable efforts to cause each such Person to deliver to Colony not later than 30 days after the date of this Agreement, a written agreement, substantially in the form of Exhibit B.

     8.14 Employee Benefits and Contracts.
          -------------------------------

          (a) All employees of Quitman shall be evaluated by Colony for retention or termination prior to Closing. Colony agrees that for a period of twelve (12) months following the Closing, any employee of Quitman whose employment is involuntarily terminated by Colony for a reason other than just cause on or after the Closing shall be entitled to receive payment for both accrued vacation time and continued payment of salary in effect as of the Closing through the remainder of the one (1) year period after Closing.

          (b) All employees of Quitman who continue as employees of Colony after the Merger shall (i) continue their employment and regular salary in effect on the Closing Date until the earlier to occur of their voluntary termination of employment and the date twelve (12) months after the Closing; (ii) receive service credit for employment at Quitman prior to the Closing for purposes of meeting all the eligibility requirements and all vesting requirements for all Colony benefit programs with such employees shall become eligible to participate in on or after the Closing including, but not limited to, health, retirement, vacation and disability plans; (iii) receive service credit for employment at Quitman prior to the Closing for purposes of benefit accrual under all Colony benefit programs, other than Colony retirement plans, including, but not limited to, accrual of vacation pay and sick leave; and (iv) be subject to Colony's employment policies. No such employees or dependents of such employees shall be subject to any uninsured waiting periods or pre-existing condition exclusions under any plan of Colony or its subsidiaries.

          (c) Colony also shall, and shall cause its Subsidiaries to, honor in accordance with their terms all employment, severance, consulting and other compensation Contracts disclosed in Section 8.14 of the Quitman Disclosure Memorandum between any Quitman Entity and any current or former director, officer, or employee thereof, and all provisions for vested benefits or other vested amounts earned or accrued through the Effective Time under the Quitman Benefit Plans.

     8.15 Indemnification.
          ---------------

          (a) For a period of six years after the Effective Time, Colony agrees that all rights to indemnification and all limitations of liability existing in favor of the directors, officers, employees and agents of the Quitman Entities (each, an "Indemnified Party") against all Liabilities arising out of actions or omissions arising out of the Indemnified Party's service or services as directors, officers, employees or agents of Quitman or, at Quitman's request, of another corporation, partnership, joint venture, trust or other enterprise occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement) to the fullest extent permitted under Georgia Law and as provided in their respective Quitman's Articles of Incorporation and Bylaws as in effect on the date hereof shall survive the Merger and shall continue in full force and effect, including provisions relating to advances of expenses incurred in the defense of any Litigation and whether or not any Colony Entity is insured against any such matter. Without limiting the foregoing, in any case in which approval by the Surviving Corporation is required to effectuate any indemnification, the Surviving Corporation shall direct, at the election of the Indemnified Party, that the determination of any such approval shall be made by independent counsel mutually agreed upon between Colony and the Indemnified Party.

          (b) Colony shall use its reasonable efforts (and Quitman shall cooperate prior to the Effective Time in these efforts) to maintain in effect for a period of three years after the Effective Time Quitman's existing directors' and officers' liability insurance policy (provided that Colony may substitute therefor (i) policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous or (ii) with the consent of Quitman given prior to the Effective Time, any other policy) with respect to claims arising from facts or events which occurred prior to the Effective Time and covering persons who are currently covered by such insurance; provided, that the Surviving Corporation shall not be obligated to make aggregate premium payments for such three-year period in respect of such policy (or coverage replacing such policy) which exceed, for the portion related to Quitman's directors and officers, 150% of the annual premium payments on Quitman's current policy in effect as of the date of this Agreement (the "Maximum Amount"). If the amount of the premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, Colony shall use its reasonable efforts to maintain the most advantageous policies of directors' and officers' liability insurance obtainable for a premium equal to the Maximum Amount.

          (c) If the Surviving Corporation or any successors or assigns shall consolidate with or merge into any other Person and shall not be the continuing or surviving Person of such consolidation or merger or shall transfer all or substantially all of its assets to any Person, then and in each case, proper provision shall be made so that the successors and assigns of the Surviving Corporation shall assume the obligations set forth in this Agreement.

                                   ARTICLE 9
               CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE
               -------------------------------------------------

     9.1  Conditions to Obligations of Each Party.  The respective obligations
          ---------------------------------------
of each Party to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section 11.6:

          (a) Shareholder Approval.  The shareholders of Quitman shall have
              --------------------
approved this Agreement, and the consummation of the transactions contemplated hereby, including the Merger, as and to the extent required by Law and, by the provisions of any governing instruments.

          (b) Regulatory Approvals.  All Consents of, filings and registrations
              --------------------
with, and notifications to, all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired. No Consent obtained from any Regulatory Authority which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner (including requirements relating to the raising of additional capital or the disposition of Assets) which in the reasonable judgment of the Board of Directors of either Party would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement that, had such condition or requirement been known, such Party would not, in its reasonable judgment, have entered into this Agreement.

          (c)  Consents and Approvals.  Each Party shall have obtained any and
               ----------------------
all Consents required for consummation of the Merger (other than those referred to in Section 9.1(b)) or for the preventing of any Default under any Contract or Permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a Quitman Material Adverse Effect or a Colony Material Adverse Effect, as applicable. No Consent so obtained which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner which in the reasonable judgment of the Board of Directors of either Party would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement that, had such condition or requirement been known, such Party would not, in its reasonable judgment, have entered into this Agreement.

          (d)  Legal Proceedings.  No court or governmental or regulatory
               -----------------
authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) or taken any other action which prohibits, restricts or makes illegal consummation of the transactions contemplated by this Agreement.

          (e)  Registration Statement.  The Registration Statement shall be
               ----------------------
effective under the 1933 Act, no stop orders suspending the effectiveness of the Registration Statement shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities Laws or the 1933 Act or 1934 Act relating to the issuance or trading of the shares of Colony Common Stock issuable pursuant to the Merger shall have been received.

          (f)  NASDAQ Listing.  The shares of Colony Common Stock issuable
               --------------
pursuant to the Merger shall have been approved for listing on the Nasdaq National Market.

          (g)  Tax Matters.  Each Party shall have received a written opinion of
               -----------
counsel from Martin, Snow, Grant & Napier, LLP, in form reasonably satisfactory to such Parties (the "Tax Opinion"), to the effect that (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, (ii) the exchange in the Merger of Quitman Common Stock for Colony Common Stock will not give rise to gain or loss to the shareholders of Quitman with respect to such exchange (except to the extent of any cash received).

     9.2  Conditions to Obligations of Colony.  The obligations of Colony to
          -----------------------------------
perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Colony pursuant to Section 11.6(a):

          (a)  Representations and Warranties.  For purposes of this Section
               ------------------------------
9.2(a), the accuracy of the representations and warranties of Quitman set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date), except for representations and warranties of Quitman in this Agreement set forth in Section 5.3, which shall be true in all respects, the inaccuracies of which relate to matters not reasonably likely to have, a Quitman Material Adverse Effect.

          (b)  Performance of Agreements and Covenants.  Each and all of the
               ---------------------------------------
agreements and covenants of Quitman to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

          (c)  Certificates.  Quitman shall have delivered to Colony (i) a
               ------------
certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions set forth in Section 9.1 as relates to Quitman and in Section 9.2(a) and 9.2(b) have been satisfied, and (ii) certified copies of resolutions duly adopted by Quitman's Board of Directors and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Colony and its counsel shall request.

          (d)  Opinion of Counsel.  Quitman shall have delivered to Colony
               ------------------
opinions of Manatt, Phelps & Phillips, LLP and local counsel, dated as of the Closing Date, covering those matters set forth in Exhibit F hereto, which opinions may be rendered in accordance with the Interpretive Standards on Legal Opinions to Third Parties in Corporate Transactions promulgated by the Corporate and Banking Law Section of the State Bar of Georgia (January 1, 1992) or the American Bar Association (the "Interpretive Standards").

          (e)  Affiliate Agreements.  Colony shall have received from each
               --------------------
affiliate of Quitman the affiliates letter referred to in Section 8.13 and from each Option Holder the letter agreements referred to in Section 3.2.

     9.3  Conditions to Obligations of Quitman.  The obligations of Quitman to
          ------------------------------------
perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Quitman pursuant to Section 11.6(b):

          (a)  Representations and Warranties.  For purposes of this Section
               ------------------------------
9.3(a), the accuracy of the representations and warranties of Colony set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date), except for representations and warranties of Colony in this Agreement set forth in Section 6.3 which shall be true in all respects the inaccuracies of which relate to matters not reasonably likely to have, a Colony Material Adverse Effect.

          (b)  Performance of Agreements and Covenants.  Each and all of the
               ---------------------------------------
agreements and covenants of Colony to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

          (c)  Opinions of Financial Advisor.  Quitman shall have received a
               -----------------------------
written opinion from its financial advisor dated the date the Proxy Statement is mailed to shareholders of Quitman, to the effect that the terms of the Merger, including the Cash Consideration and Stock Consideration, are fair, from a financial point of view, to the shareholders of Quitman.

          (d)  Certificates.  Colony shall have delivered to Quitman (i) a
               ------------
certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions set forth in Section 9.1 as relates to Colony and in Section 9.3(a) and 9.3(b) have been satisfied, and (ii) certified copies of resolutions duly adopted by Colony's Board of Directors and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Quitman and its counsel shall request.

          (e)  Opinion of Counsel.  Colony shall have delivered to Quitman an
               ------------------
opinion of Martin, Snow, Grant & Napier, LLP, counsel to Colony, dated as of the Closing Date, covering those matters set forth in Exhibit E hereto, which opinion may be rendered in accordance with the Interpretive Standards.

          (f)  Employment Contracts.  Colony shall have executed employment
               --------------------
agreements with those individuals included in Section 9.3 of the Quitman Disclosure Memorandum.

                                  ARTICLE 10
                                  TERMINATION
                                  -----------

     10.1 Termination.  Notwithstanding any other provision of this Agreement,
          -----------
and notwithstanding the approval of this Agreement by the shareholders of Quitman, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

          (a)  By mutual consent of the Boards of Directors Colony and Quitman;
or

          (b) By the Board of Directors of either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a material breach by the other Party of any representation or warranty contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach and which breach is reasonably likely, in the opinion of the non-breaching Party, to have, individually or in the aggregate, a Quitman Material Adverse Effect or a Colony Material Adverse Effect, as applicable, on the breaching Party; or

          (c) By the Board of Directors of either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a material breach by the other Party of any covenant or agreement contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach; or

          (d) By the Board of Directors of either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event
(i) any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions contemplated hereby shall have been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, or (ii) the shareholders of Quitman fail to vote their approval of the matters relating to this Agreement and the transactions contemplated hereby at the Shareholders' Meetings where such matters were presented to such shareholders for approval and voted upon; or

          (e) By the Board of Directors of either Party in the event that the Merger shall not have been consummated by May 31, 2002, if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this Section 10.1(e); or

          (f) By the Board of Directors of Quitman if the Final Market Price shall be equal or less than $9.60.

          (g) By the Board of Directors of either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event that any of the conditions precedent to the obligations of such Party to consummate the Merger cannot be satisfied or fulfilled by the date specified in
Section 10.1(e); or

          (h) By of the Board of Directors of Quitman in connection with entering into a definitive agreement in accordance with Section 8.9(b) provided that it has complied with all provisions thereof, including the notice provisions therein, and that it makes simultaneous payment of the Termination Fee.

     10.2 Effect of Termination.  In the event of the termination and
          ---------------------
abandonment of this Agreement pursuant to Section 10.1, this Agreement shall become void and have no effect, except that (i) the provisions of this Section
10.2 and Article 11 and Section 8.6(b) shall survive any such termination and abandonment, and (ii) a termination pursuant to Sections 10.1(b) or 10.1(c) shall entitle the non-breaching Party to the sum of $100,000.00 to be paid by the breach Party, as and for liquidated damages, which shall be the sole remedy of either Party against the other under this Agreement pursuant to O.C.G.A. (S) 13-6-7. The Parties agree that the amount specified as liquidated damages hereunder represents a good faith and reasonable estimate of the Parties of the amount of damages that the non-breaching Party would expect to incur in the event of a default under this Agreement and is not intended as a penalty.

     10.3 Non-Survival of Representations and Covenants.  The respective
          ---------------------------------------------
representations, warranties, obligations, covenants, and agreements of the Parties shall not survive the Effective Time except this Article 10 and Articles 1, 2, 3, 4 and 11 and Sections 8.12, 8.14 and 8.15.

                                  ARTICLE 11
                                 MISCELLANEOUS
                                 -------------

     11.1 Definitions.
          -----------

          (a) Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

               "1933 Act" shall mean the Securities Act of 1933, as amended.

               "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

               "Acquisition Proposal" with respect to a Party shall mean any tender offer or exchange offer or any proposal for a merger, acquisition of all of the stock or assets of or other business combination involving the acquisition of such Party or any of its

Subsidiaries or the acquisition of a substantial equity interest in, or a substantial portion of the assets of, such Party or any of its Subsidiaries.

               "Affiliate" of a Person shall mean: (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person; (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person; or (iii) any other Person for which a Person described in clause (ii) acts in any such capacity.

               "Agreement" shall mean this Agreement and Plan of Merger, including the Exhibits delivered pursuant hereto and incorporated herein by reference.

               "Assets" of a Person shall mean all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

               "BHC Act" shall mean the federal Bank Holding Company Act of 1956, as amended.

               "Cash Consideration" shall mean TWO MILLION THREE HUNDRED SEVENTY-TWO THOUSAND EIGHT HUNDRED EIGHTY-FOUR AND NO/100 DOLLARS
($2,372,884.00), subject to adjustment pursuant to Section 11.2 of this Agreement.

               "Certificate of Merger" shall mean the Certificate of Merger to be executed by Colony and filed with the Secretary of State of the State of Georgia relating to the Merger as contemplated by Section 1.1.

               "Closing Date" shall mean the date on which the Closing occurs.

               "Colony Common Stock" shall mean the $1.00 par value common stock of Colony.

               "Colony Entities" shall mean, collectively, Colony and all Colony Subsidiaries.

               "Colony Financial Statements" shall mean (i) the consolidated balance sheets (including related notes and schedules, if any) of Colony as of December 31, 1999 and 2000, and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for each of the three fiscal years ended December 31, 1998, 1999 and 2000, as filed by Colony in SEC Documents, (ii) the consolidated balance sheets (including related notes and schedules, if any) of Colony as of December 31, 1999 and 2000, and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for each of the three fiscal years ended December 31, 1998, 1999 and 2000, as delivered by Colony to Quitman prior to execution of this Agreement, and
(iii) the consolidated balance sheets of Colony (including related notes and schedules, if any) and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents (including financial statements covering the periods in clause
(ii) above) filed with respect to periods ended subsequent to December 31, 2000.

               "Colony Material Adverse Effect" shall mean an event, change or occurrence which, individually or together with any other event, change or occurrence, has a material adverse impact on (i) the financial position, business, or results of operations of Colony and its Subsidiaries, taken as a whole, or (ii) the ability of Colony to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that "Material Adverse Effect" shall not be deemed to include the impact of (a) changes in banking and similar Laws of general applicability or interpretations thereof by courts or governmental authorities,
(b) changes in generally accepted accounting principles or regulatory accounting principles generally applicable to banks and their holding companies, (c) actions and omissions of Colony (or any of its Subsidiaries) taken with the prior informed written Consent of Quitman in contemplation of the transactions contemplated hereby, and (d) the direct effects of compliance with this Agreement on the operating performance of Colony, including expenses incurred by Colony in consummating the transactions contemplated by this Agreement.

               "Colony Subsidiaries" shall mean the Subsidiaries of Colony and any corporation, bank, savings association, or other organization acquired as a Subsidiary of Colony in the future and held as a Subsidiary by Colony at the Effective Time.

               "Confidentiality Agreement" shall mean that certain Confidentiality Agreement, dated May 10, 2001, between Quitman and Colony.

               "Consent" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

               "Contract" shall mean any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding, or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets or business.

               "Default" shall mean (i) any breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit,
(ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right of any Person to exercise any remedy or obtain any relief under, terminate or revoke, suspend, cancel, or modify or change the current terms of, or renegotiate, or to accelerate the maturity or performance of, or to increase or impose any Liability under, any Contract, Law, Order, or Permit.

               "Environmental Laws" shall mean all Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface, or subsurface strata) and which are administered, interpreted, or enforced by the United States Environmental Protection Agency and state and local agencies with jurisdiction over, and including common law in respect of, pollution or protection of the environment, including the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. 9601 et seq. ("CERCLA"), the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq. ("RCRA"), and other Laws relating to emissions, discharges, releases, or threatened releases of any Hazardous Material, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of any Hazardous Material.

               "Equity Rights" shall mean all arrangements, calls, commitments, Contracts, options, rights to subscribe to, script, understandings, warrants, or other binding obligations of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of a Person or by which a Person is or may be bound to issue additional shares of its capital stock or other Equity Rights.

               "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

               "Exhibits" A through F, inclusive, shall mean the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached thereto.

               "Final Market Price" shall mean, the average closing price per share of the "last" real time trades (i.e., closing price) of the Colony Common Stock as reported on the NASDAQ National Market for each of the thirty (30) NASDAQ National Market general market trading days preceding one week prior to the Closing on which the NASDAQ Nation Market was open for business (the "Pricing Period"), provided, however, if there are less than ten (10) business days during such period when Colony Common Stock trades on which there is a closing price, then the Pricing Period shall be extended backwards for such period as is necessary until there are ten (10) days on which Colony Common Stock trades and on which there is a closing price if such extension backwards will result in a lower calculated Final Market Price. In the event the Colony Common Stock does not trade on one or more of the trading days during the Pricing Period (a "No Trade Date"), any such No Trade Date shall be disregarded in computing the average closing price per share of Colony Common Stock and the average shall be based upon the "last" real time trades and number of days on which the Colony Common Stock actually traded during the Pricing Period.

               "GAAP" shall mean generally accepted accounting principles, consistently applied during the periods involved.

               "GBCC" shall mean the Georgia Business Corporation Code.

               "Hazardous Material" shall mean (i) any hazardous substance, hazardous material, hazardous waste, regulated substance, or toxic substance (as those terms are defined by any applicable Environmental Laws) and (ii) any chemicals, pollutants, contaminants, petroleum, petroleum products, or oil (and specifically shall include asbestos requiring abatement, removal, or encapsulation pursuant to the requirements of governmental authorities and any polychlorinated biphenyls).

               "Intellectual Property" shall mean copyrights, patents, trademarks, service marks, service names, trade names, applications therefor, technology rights and licenses, computer software (including any source or object codes therefor or documentation relating thereto), trade secrets, franchises, know-how, inventions, and other intellectual property rights.

               "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

               "Knowledge" as used with respect to a Person (including references to such Person being aware of a particular matter) shall mean the personal knowledge after due inquiry of the chairman, president, chief financial officer, chief accounting officer, chief operating officer, chief credit officer, executive or other vice president of such Person and the knowledge of any such persons obtained or which would have been obtained from a reasonable investigation.

               "Law" shall mean any code, law (including common law), ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities, or business, including those promulgated, interpreted or enforced by any Regulatory Authority.

               "Liability" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

               "Lien" shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) Liens for current property Taxes not yet due and payable, (ii) for depository institution Subsidiaries of a Party, pledges to secure deposits and other Liens incurred in the ordinary course of the banking business, and (iii) Liens which do not materially impair the use of or title to the Assets subject to such Lien.

               "Litigation" shall mean any action, arbitration, cause of action, claim, complaint, criminal prosecution, governmental or other examination or investigation, hearing, administrative or other proceeding relating to or affecting a Party, its business, its Assets (including Contracts related to it), or the transactions contemplated by this Agreement, but shall not include regular, periodic examinations of depository institutions and their Affiliates by Regulatory Authorities.

               "Material" for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

               "NASDAQ National Market" shall mean the National Market System of The NASDAQ Stock Market, Inc.

               "Operating Property" shall mean any property owned, leased, or operated by the Party in question or by any of its Subsidiaries or in which such Party or Subsidiary holds a security interest or other interest (including an interest in a fiduciary capacity), and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

               "Option Shares" shall mean, with respect to each Holder, the number of shares of Quitman Common Stock determined by dividing (a) the total number of shares of Quitman Common Stock that such Holder would be entitled to receive upon the exercise of all of such Holder's outstanding Quitman Options (whether or not such options are then exercisable) multiplied by the difference between $12.61 and the Weighted Average Strike Price for such Holder's Quitman Options, by (b) $12.61.

               "Order" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency, or Regulatory Authority.

               "Participation Facility" shall mean any facility or property in which the Party in question or any of its Subsidiaries participates in the management and, where required by the context, said term means the owner or operator of such facility or property, but only with respect to such facility or property.

          "Party" shall mean either Quitman or Colony, and "Parties" shall mean both Quitman and Colony.

          "Permit" shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets, or business.

          "Person" shall mean a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

          "Proxy Statement" shall mean the proxy statement used by Quitman and Colony to solicit the approval of its respective shareholders of the transactions contemplated by this Agreement, which shall include the prospectus of Colony relating to the issuance of the Colony Common Stock to holders of Quitman Common Stock.

          "Quitman Common Stock" shall mean the $.10 par value common stock of Quitman.

          "Quitman Disclosure Memorandum" shall mean the written information entitled "Quitman Bancorp, Inc. Disclosure Memorandum" delivered prior to the date of this Agreement to Colony describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made. Information disclosed with respect to one Section shall not be deemed to be disclosed for purposes of any other Section not specifically referenced with respect thereto.

          "Quitman Entities" shall mean, collectively, Quitman and all Quitman Subsidiaries.

          "Quitman Financial Statements" shall mean (i) the consolidated balance sheets (including related notes and schedules, if any) of Quitman as of December 31, 2000 and 1999, and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for each of the two fiscal years ended September 30, 2000 and 1999, as filed by Quitman in SEC Documents, (ii) the consolidated balance sheets (including related notes and schedules, if any) of Quitman as of September 30, 2000 and 1999, and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for each of the two fiscal years ended September 30, 2000 and 1999, as delivered by Quitman to Colony prior to execution of this Agreement, and (iii) the consolidated balance sheets of Quitman (including related notes and schedules, if any) and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents (including financial statements covering the periods in clause (ii) above) filed with respect to periods ended subsequent to June 30, 2001.

          "Quitman Material Adverse Effect" shall mean an event, change or occurrence which, individually or together with any other event, change or occurrence, has a material adverse impact on (i) the financial position, business, or results of operations of Quitman and its Subsidiaries, taken as a whole, or (ii) the ability of Quitman to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that "Material Adverse Effect" shall not be deemed to include the impact of (a) changes in banking and similar Laws of general applicability or interpretations thereof by courts or governmental authorities,
(b) changes in generally accepted accounting principles or regulatory accounting principles generally applicable to banks and their holding companies, (c) actions and omissions of Quitman (or any of its Subsidiaries) taken with the prior informed written Consent of Colony in contemplation of the transactions contemplated hereby, and (d) the direct effects of compliance with this Agreement on the operating performance of Quitman, including expenses incurred by Quitman in consummating the transactions contemplated by this Agreement.

          "Quitman Subsidiaries" shall mean the Subsidiaries of Quitman, which shall include the Quitman Federal Savings Bank and any corporation, bank, savings association, or other organization acquired as a Subsidiary of Quitman in the future and held as a Subsidiary by Quitman at the Effective Time.

          "Registration Statement" shall mean the Registration Statement on Form S-4, or other appropriate form, including any pre-effective or post-effective amendments or supplements thereto, filed with the SEC by Colony under the 1933 Act with respect to the shares of Colony Common Stock to be issued to the shareholders of Quitman in connection with the transactions contemplated by this Agreement.

          "Regulatory Authorities" shall mean, collectively, the SEC, the NASDAQ National Market the Federal Trade Commission, the United States Department of Justice, the Board of the Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the Department of Banking and Finance of the State of Georgia, the Office of Thrift Supervision and all other federal, state, county, local or other governmental or regulatory agencies, authorities (including self-regulatory authorities), instrumentalities, commissions, boards or bodies having jurisdiction over the Parties and their respective Subsidiaries.

          "Representative" shall mean any investment banker, financial advisor, attorney, accountant, consultant, or other representative engaged by a Person.

          "SEC Documents" shall mean all forms, proxy statements, registration statements, reports, schedules, and other documents filed, or required to be filed, by a Party or any of its Subsidiaries with any Regulatory Authority pursuant to the Securities Laws.

          "Securities Laws" shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

          "Shareholders' Meetings" shall mean the respective meetings of the shareholders of Quitman to be held pursuant to this Agreement, including any adjournment or adjournments thereof

          "Stock Consideration" shall mean 367,156 shares of Colony Common
Stock.

          "Subsidiaries" shall mean all those corporations, associations, or other business entities of which the entity in question either (i) owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent (provided, there shall not be included any such entity the equity securities of which are owned or controlled in a fiduciary capacity), (ii) in the case of partnerships, serves as a general partner, (iii) in the case of a limited liability company, serves as a managing member, or (iv) otherwise has the ability to elect a majority of the directors, trustees or managing members thereof.

          "Surviving Corporation" shall mean Colony as the surviving corporation resulting from the Merger.

          "Tax Return" shall mean any report, return, information return, or other information required to be supplied to a taxing authority in connection with Taxes, including any return of an affiliated or combined or unitary group that includes a Party or its Subsidiaries.

          "Tax" or "Taxes" shall mean any federal, state, county, local, or foreign taxes, charges, fees, levies, imposts, duties, or other assessments, including income, gross receipts, excise, employment, sales, use, transfer, license, payroll, franchise, severance, stamp, occupation, windfall profits, environmental, federal highway use, commercial rent, customs duties, capital stock, paid-up capital, profits, withholding, Social Security, single business and unemployment, disability, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated, or other tax or governmental fee of any kind whatsoever, imposes or required to be withheld by the United States or any state, county, local or foreign government or subdivision or agency thereof, including any interest, penalties, and additions imposed thereon or with respect thereto.

          (b) The terms set forth below shall have the meanings ascribed thereto in the referenced sections:

               Allowance                         Section 5.9
               Quitman Benefit Plans             Section 5.15
               Quitman Contracts                 Section 5.16
               Quitman ERISA Plan                Section 5.15
               Quitman Options                   Section 3.2
               Quitman Pension Plan              Section 5.15
               Quitman SEC Reports               Section 5.5(a)
               Quitman Stock Option Agreement    Section 5.3
               Closing                           Section 1.2
               Directors' Agreements             Section 5.23
               Effective Time                    Section 1.3
               ERISA Affiliate                   Section 5.15(a)
               Exchange Agent                    Section 4.1
               Exchange Ratio                    Section 3.1(c)
               Maximum Amount                    Section 8.15(b)
               Merger                            Section 1.1
               Option Shares                     Section 3.2
               Colony Benefit Plans              Section 6.15
               Colony ERISA Plan                 Section 6.15
               Colony Pension Plan               Section 6.15
               Colony SEC Reports                Section 6.5(a)
               Colony Stock Option Agreement     Section 6.21
               Takeover Laws                     Section 5.21
               Tax Opinion                       Section 9.1(g)

          (c) Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation."

     11.2 Expenses.
          --------

          (a) Except as otherwise provided in this Section 11.2, each of the Parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel; provided, however, that (i) the Cash Consideration shall be reduced by an amount equal to all of the cost and fees of Quitman's accountants, attorneys, and Trident Securities, Quitman's financial adviser, in excess of the amounts disclosed in the Quitman Disclosure Memorandum; and (ii) each of the Parties shall bear and pay one-half of the filing fees payable in connection with the Registration Statement and the Proxy Statement and the printing costs incurred in connection with the printing of the Registration Statement and the Proxy Statement.

          (b) Quitman shall pay, or cause to be paid, in same day funds to Colony, cash in the amount of $200,000.00 (the "Termination Fee") upon demand if
(A) Quitman terminates this Agreement pursuant to Section 10.1(g), or (B) prior to the termination of this Agreement (other than by Quitman pursuant to Section 10.1(c)), a Takeover Proposal described in Section 8.9 shall have been made and within one hundred eighty (180) days of such termination, Quitman enters into an agreement with respect to, or approves or recommends or takes any action to facilitate, such Takeover Proposal.

     11.3 Brokers and Finders.  Except for Trident Securities as to Quitman,
          -------------------
each of the Parties represents and warrants that neither it nor any of its officers, directors, employees, or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions, or finders' fees in connection with this Agreement or the transactions contemplated hereby. In the event of a claim by any broker or finder based upon his or its representing or being retained by or allegedly representing or being retained by Quitman or by Colony, each of Quitman and Colony, as the case may be, agrees to indemnify and hold the other Party harmless of and from any Liability in respect of any such claim.

     11.4 Entire Agreement.  Except as otherwise expressly provided herein, this
          ----------------
Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral (except for the Confidentiality Agreement).

     11.5 Amendments.  To the extent permitted by Law, this Agreement may be
          ----------
amended by a subsequent writing signed by each of the Parties upon the approval of each of the Parties, whether before or after shareholder approval of this Agreement has been obtained; provided, that after any such approval by the holders of Quitman Common Stock, there shall be made no amendment that pursuant to Section 14-2-1106 of the GBCC requires further approval by such shareholders without the further approval of such shareholders; and further provided, that after any such approval by the holders of Colony Common Stock, the provisions of this Agreement relating to the manner or basis in which shares of Quitman Common Stock will be exchanged for shares of Colony Common Stock shall not be amended after the Colony Shareholders' Meeting in a manner adverse to the holders of Colony Common Stock without any requisite approval of the holders of the issued and outstanding shares of Colony Common Stock entitled to vote thereon.

     11.6 Waivers.
          -------

          (a) Prior to or at the Effective Time, Colony, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by Quitman, to waive or extend the time for the compliance or fulfillment by Quitman of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Colony under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Colony.

          (b) Prior to or at the Effective Time, Quitman, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by Colony, to waive or extend the time for the compliance or fulfillment by Colony of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Quitman under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Quitman.

          (c) The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

     11.7 Assignment.  Except as expressly contemplated hereby, neither this
          ----------
Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

     11.8 Notices.  All notices or other communications which are required or
          -------
permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

          Quitman:       QUITMAN BANCORP, INC.
                         P.O. Box 592
                         Quitman, Georgia 31643
                         Attention: Melvin E. Plair

          With a copy to:  Gregory J. Rubis, Esq.
                           Manatt, Phelps & Phillips, LLP
                           1001 Page Mill Road, Bldg. 2
                           Palo Alto, California 94304

          Colony:          COLONY BANKCORP, INC.
                           P.O. Box 989
                           115 South Grant Street
                           Fitzgerald, Georgia 31750
                           Attention:  Dan Minix, President and
                                       Chief Executive Officer

          With a copy to:  Edward J. Harrell, Esq.
                           Martin, Snow, Grant & Napier, LLP
                           P.O. Box 1606
                           Macon, Georgia 31202-1606

     11.9      Governing Law.  This Agreement shall be governed by and construed
               -------------
in accordance with the Laws of the State of Georgia, without regard to any applicable conflicts of Laws.

     11.10     Counterparts.  This Agreement may be executed in two or more
               ------------
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     11.11     Captions; Articles and Sections.  The captions contained in this
               -------------------------------
Agreement are for reference purposes only and are not part of this Agreement. Unless otherwise indicated, all references to particular Articles or Sections shall mean and refer to the referenced Articles and Sections of this Agreement.

     11.12     Interpretations.  Neither this Agreement nor any uncertainty or
               ---------------
ambiguity herein shall be construed or resolved against any party, whether under any rule of construction or otherwise. No party to this Agreement shall be considered the draftsman. The parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all parties hereto.

     11.13     Severability.  Any term or provision of this Agreement which is
               ------------
invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.

                              COLONY BANKCORP, INC.


                              By: /s/ James D. Minix
                                  -------------------------------------
                                  President


                              QUITMAN BANCORP, INC.


                              By: /s/ Melvin E. Plair
                                  -------------------------------------
                                  President

                                   EXHIBIT A

             LIST OF HOLDERS OF STOCK OPTIONS FOR CASHLESS EXERCISE

                                                                                        # of        # of Colony
                                                                                     Equivalent    Shares To Be     Cash to Be
                       No. of Options     Per Share      Per Share       Total        Quitman        Issued to        Paid To
Name                      Granted       Exercise Price   Equity (1)    Equity (2)    Shares (3)   Option Holders   Option Holders
----                      -------       --------------   ----------    ----------    ----------   --------------   --------------
Claude Butler              3,967            $6.83          $5.78      $ 22,929.26    1,818.3394       1,242         $   8,025.26

Larry Cunningham           3,967             6.83           5.78        22,929.26    1,818.3394       1,242             8,025.26

Walter Holwell             3,967             6.83           5.78        22,929.26    1,818.3394       1,242             8,025.26

Daniel Mitchell, Jr.       3,967             6.83           5.78        22,929.26    1,818.3394       1,242             8,025.26

Melvin Plair              23,143             6.83           5.78       133,766.54   10,607.9730       7,245            46,826.54

John Romine                3,967             6.83           5.78        22,929.26    1,818.3394       1,242             8,025.26

Peggy Forgione            13,225             6.83           5.78        76,440.50    6,061.8953       4,140            26,760.50

Brenda Renfroe             9,918             6.83           5.78        57,326.04    4,546.0777       3,104            20,078.04

   Total                  66,121            $6.83           5.78      $382,179.38   30,307.6431      20,699         $ 133,791.38

(a)  Per share equity = $12.61 offer price less $6.83 option price)

(b)  Total Equity (Number of shares granted times the per share equity)

(c)  Equivalent Quitman Shares (Total price divided by offer price)

                                                                       EXHIBIT B
                              AFFILIATE AGREEMENT

Colony Bankcorp, Inc.

Attention:   President

Ladies and Gentlemen:

     The undersigned is a shareholder of Quitman Bancorp, Inc. ("Quitman"), a corporation organized under the laws of the State of _________ and located in Quitman, Georgia, and will become a shareholder of Colony Bankcorp, Inc. ("Colony") pursuant to the transactions described in the Agreement and Plan of Merger, dated as of ____________, 2001 (the "Agreement"), by and between Quitman and Colony. Under the terms of the Agreement, Quitman will be merged into and with Colony (the "Merger"), and the shares of the no par value common stock of Quitman ("Quitman Common Stock") will be converted into and exchanged for cash and shares of the $______ par value common stock of Colony ("Colony Common Stock"). This Affiliate Agreement represents an agreement between the undersigned and Colony regarding certain rights and obligations of the undersigned in connection with the shares of Colony Common Stock to be received by the undersigned as a result of the Merger.

     In consideration of the Merger and the mutual covenants contained herein, the undersigned and Colony hereby agree as follows:

     1. Affiliate Status. The undersigned understands and agrees that as to Quitman the undersigned is an "affiliate" under Rule 145(c) as defined in Rule 405 of the Rules and Regulations of the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended ("1933 Act"), and the undersigned anticipates that the undersigned will be such an "affiliate" at the time of the Merger.

     2. Covenants and Warranties of Undersigned. The undersigned represents, warrants and agrees that Colony has informed the undersigned that any distribution by the undersigned of Colony Common Stock has not been registered under the 1933 Act and that shares of Colony Common Stock received pursuant to the Merger for a period of one (1) year after the Effective Time can only be sold by the undersigned (i) following registration under the 1933 Act, or (ii) in conformity with the volume and other requirements of Rule 145(d) promulgated by the SEC as the same now exist or may hereafter be amended, or (iii) to the extent some other exemption from registration under the 1933 Act might be available. The undersigned understands that Colony is under no obligation to file a registration statement with the SEC covering the disposition of the undersigned's shares of Colony Common Stock.

     3. Understanding of Restrictions on Dispositions. The undersigned has carefully read the Agreement and this Affiliate Agreement and discussed their requirements and impact upon his or her ability to sell, transfer or otherwise dispose of the shares of

Colony Common Stock received by the undersigned in connection with the Merger, to the extent he or she believes necessary, with his or her counsel or counsel for Quitman.

     4. Filing of Reports by Colony. Colony agrees, for a period of three years after the effective date of the Merger, to file on a timely basis all reports required to be filed by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), so that the public information provisions of Rule 145(d) promulgated by the SEC as the same are presently in effect will be available to the undersigned in the event the undersigned desires to transfer any shares of Colony Common Stock issued to the undersigned pursuant to the Merger.

     5. Miscellaneous. This Affiliate Agreement is the complete agreement between Colony and the undersigned concerning the subject matter hereof. Any notice required to be sent to any party hereunder shall be sent by registered or certified mail, return receipt requested, using the addresses set forth herein or such other address as shall be furnished in writing by the parties. This Affiliate Agreement shall be governed by the laws of the State of Georgia.

     6. Capitalized Terms. All capitalized terms in this Affiliate Agreement shall have the same meaning as given such terms of the Agreement and Plan of Merger by and between Colony Bankcorp, Inc. and Quitman Bancorp, Inc.

     This Affiliate Agreement is executed as of the _____ day of _________, 2001.

                                         Very truly yours,

                                         _____________________________________
                                         Signature

                                         _____________________________________
                                         Print Name

                                         _____________________________________
                                         _____________________________________
                                         _____________________________________
                                         Address

                                         Telephone No.

AGREED TO AND ACCEPTED as of
__________________, 2001

COLONY BANKCORP, INC.
By:
Its:

                                                                       EXHIBIT C

                          QUITMAN DIRECTORS AGREEMENT
                                      AND
                               IRREVOCABLE PROXY

     This Irrevocable Proxy is given by the undersigned ("Shareholder"), in favor of Colony Bankcorp, Inc., a Georgia corporation ("Colony"), as of the day of _________________, 2001.

     WHEREAS, Colony and Quitman Bancorp, Inc., a Georgia corporation ("Quitman"), have entered into an Agreement and Plan of Merger dated as of October ____, 2001 (the "Merger Agreement") (capitalized terms used but not defined herein shall have the same meaning assigned to such terms in the Merger Agreement), pursuant to which Colony proposes to acquire the entire equity interest in Quitman by means of a merger (the "Merger") of Quitman with and into Colony;

     WHEREAS, Shareholder owns, as of the date hereof, shares of Quitman Common Stock (the "Existing Shares", together with any shares of Quitman Common Stock acquired after the date hereof and prior to the termination hereof, hereinafter collectively referred to as the "Shares"); and

     WHEREAS, Colony has entered into the Merger Agreement in reliance on Shareholder's agreement to support the Merger, including the granting of Shareholder's Irrevocable Proxy hereunder.

     NOW, THEREFORE, in consideration of the mutual covenants of Colony and Shareholder and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by Shareholder, with respect to the Merger Agreement and the transactions contemplated thereby and in accordance with the GBCC, Shareholder hereby irrevocably makes, constitutes and appoints Colony to act as Shareholder's true and lawful proxy and attorney-in-fact in the name and on behalf of Shareholder, solely for the limited purpose set forth herein, with full power to appoint a substitute or substitutes solely for the limited purpose set forth herein. Shareholder further directs Colony, and Colony hereby agrees, to vote all of the Shares which are entitled to vote at any meeting of the shareholders of Quitman (whether annual or special and whether or not an adjourned meeting), or by written consent in the place and stead of Shareholder, in favor of the Merger and the Merger Agreement. Colony shall have no right to vote the shares with respect to any other matter. By giving this proxy, Shareholder hereby revokes any other proxy granted by Shareholder at any time with respect to the Shares, and no subsequent proxies will be given with respect thereto by Shareholder. THE PROXY GRANTED HEREBY IS COUPLED WITH AN INTEREST AND IS IRREVOCABLE. The proxy granted hereby shall not be terminated by any act of Shareholder or by operation of law, by lack of appropriate power of authority, or by the occurrence of any other event or events and shall be binding upon all beneficiaries, heirs at law, legatees, distributees, successors, assigns and legal representatives of Shareholder. Shareholder agrees to use all good faith efforts to cause any record owner of the Shares of which Shareholder is the beneficial owner to grant to Colony a proxy of the same effect as that contained herein. Shareholder shall perform such further acts and execute such further documents as may be required to vest in Colony the sole power to vote the Shares during the term of the proxy granted herein. The proxy granted herein shall expire on the earlier of (i) the date on which Colony and Shareholder mutually consent in writing to terminate this Irrevocable Proxy, (ii) the date of the Closing, or (iii) the termination of the Merger Agreement in accordance with the terms thereof. Notwithstanding anything herein to the contrary, the proxy granted hereby and power herein conferred upon Colony (or any substitute or substitutes) may not be exercised prior to the receipt by Colony and Quitman of the Consents of the Regulatory Authorities (as contemplated by the Merger Agreement).

     Further, notwithstanding anything herein to the contrary, this Agreement shall in no way restrict the Shareholder from performing his duties as a director of Quitman.

     IN WITNESS WHEREOF, Shareholder has executed and delivered this Irrevocable Proxy as of the date first set forth above.


                                         _____________________________________
                                         (Name)

                                         _____________________________________
                                         (Witness)

                                         _____________________________________
                                         (Signature)

                                                                       EXHIBIT D

                     [LETTERHEAD OF QUITMAN BANCORP, INC.


                            ________________, 2001


______________________________

______________________________

______________________________

     RE:  Options for Shares of Common Stock of
          Quitman Bancorp, Inc.

Dear      :

     As you know, Quitman Bancorp, Inc. ("Quitman") has entered into an Agreement and Plan of Merger dated as of ________________, 2001 (the "Merger Agreement"), with Colony Bankcorp, Inc. ("Colony") which provides for the merger of Quitman with and into Colony (the "Merger"). In connection with the Merger, shareholders of Quitman will receive in exchange for each share of common stock of Quitman ("Quitman Common Stock") cash and shares of common stock of Colony ("Colony Common Stock"). Pursuant to the terms of a Stock Option Agreement between you and Quitman, granted under the Stock Option Plan, you have options to purchase shares of Quitman Common Stock. This letter will clarify the status of your options in connection with the Merger.

     The option price set forth in your Stock Option Agreement is $6.83 per share ("Option Price"). If you were to exercise your options prior to the closing date of the Merger, you would receive in exchange for each share of Quitman Common Stock your Pro-Rata Share (as defined in the Merger Agreement) of the Cash Consideration and the Stock Consideration (each as defined in the Merger Agreement).

     Your Stock Option Agreement provides you may purchase 3,967 shares of Quitman common stock at a price of $6.83 per share on the Effective Time of the Merger of Quitman with Colony.

     1. In lieu of giving effect to the provisions set out above of your Stock Option Agreement, Colony has agreed that it will pay cash and issue Colony Common Stock to you, plus cash in lieu of fractional shares, pursuant to Section
3.2 of the Merger Agreement, for each share of Quitman Common Stock which you have an option to purchase, provided you have not previously exercised your options. The payment of cash and issuance of Colony Common Stock as described herein and in the Merger Agreement will be in lieu of all of your rights pursuant to your Stock Option Agreement and may be taxable to you as ordinary compensation. You may wish to consult with your tax advisor on the tax treatment of this transaction.

     2. Undersigned, as a participant in the Quitman Restricted Stock Plan, agrees that to the extent Quitman is unable to purchase in the open market sufficient Quitman common shares pursuant to Section 3.3 of the Agreement to satisfy the distribution requirements of the Plan at the Effective Time of the Merger with Colony, undersigned will accept $12.61 per share in cash for Quitman shares distributable under the Plan to the extent of undersigned's pro rata part of the shares Quitman is unable to purchase to satisfy the distribution requirements of the Plan. In the event the Merger does not close, this paragraph shall be void

     Please acknowledge your agreement with the terms of this letter by signing where indicated below and returning the signed copy to us no later than ______________, 2001. By signing hereunder, you agree not to exercise any of your options prior to the Effective Time of the Merger and acknowledge that, upon the consummation of the Merger, your options shall be cancelled, and all rights thereunder shall cease to exist.

     If you have any questions, please let me know.

                                        Sincerely,


                                        _____________________________________
                                        President

Acknowledged and agreed to this
     day of           , 2001.

_______________________________
(Signature of Option Holder)

_______________________________
(Print Name of Option Holder)

                                                                       EXHIBIT E

                              MATTERS AS TO WHICH
                    MARTIN, SNOW, GRANT & NAPIER WILL OPINE

     Colony is a corporation duly organized and validly existing under the laws of the State of Georgia with corporate power and authority (a) to conduct its business as described in the Proxy Statement and (b) to own and use its Assets.

     1. Based solely on a Certificate of Officers of Quitman and based on our knowledge after due inquiry, Colony's authorized shares consist of 20,000,000 shares of Common Stock, $1.00 par value per share, of which __________ shares were outstanding as of _____________, 2001. The outstanding shares of Colony Common Stock have been duly authorized and validly issued, were not issued in violation of any statutory preemptive rights of shareholders, and are fully paid and nonassessable. To our Knowledge, except as Previously Disclosed, there are no options, subscriptions, warrants, calls, rights or commitments obligating Colony to issue equity securities or acquire its equity securities. The shares of Colony Common Stock to be issued to the shareholders of Quitman upon consummation of the Merger have been registered under the 1933 Act, and when issued in accordance with the Agreement, will be validly issued, fully paid and nonassessable.

     2. The execution and delivery by Colony of the Agreement does not, and if Colony were now to perform its obligations under the Agreement such performance would not, result in any violation of the Articles of Incorporation or Bylaws of Colony or, to our knowledge, result in any breach of, or default or acceleration under, any material Contract or Order to which Colony is a party or by which Colony is bound.

     3. Colony has duly authorized the execution and delivery of the Agreement and all performance by Colony thereunder and has duly executed and delivered the Agreement.

     4.   The Agreement is enforceable against Colony.

                                                                       EXHIBIT F

                              MATTERS AS TO WHICH
          MANETT, PHELPS & PHILLIPS, LLP OR LOCAL COUNSEL WILL OPINE

     1. Quitman is a corporation duly organized and validly existing under the laws of the State of Georgia with corporate power and authority (a) to conduct its business as described in the Proxy Statement and (b) to own and use its Assets.

     2. Quitman Federal Savings Bank is a federally chartered savings bank duly organized and validly existing under the laws of the United States with all requisite power and authority to conduct its business as described in the Proxy Statement, and to own and use its Assets. The deposits of Quitman Federal Savings Bank are insured by the Federal Deposit Insurance Corporation to the extent provided by law.

     3. Based solely on facts stated in a certificate of officers of Quitman and based on our knowledge after due inquiry, Quitman's authorized shares consist of 4,000,000 shares of Common Stock, $.10 par value per share, of which ____________ shares were outstanding as of __________, 2001, and Quitman has 1,000,000 shares of no par value preferred stock none of which are outstanding as of ___________, 2001. The outstanding shares of Quitman Common Stock have been duly authorized and validly issued, were not issued in violation of any statutory preemptive rights of shareholders, and are fully paid and nonassessable. To our Knowledge, except as Previously Disclosed, there are no options, subscriptions, warrants, calls, rights or commitments obligating Quitman to issue equity securities or acquire its equity securities.

     4. Quitman owns directly or indirectly all the issued and outstanding shares of the capital stock of Quitman Federal Savings Bank. To our Knowledge, there are no options, subscriptions, warrants, calls, rights or commitments obligating Quitman Bank to issue equity securities or acquire its equity securities.

     5. The execution and delivery by Quitman of the Agreement do not, and if Quitman were now to perform its obligations under the Agreement such performance would not, result in any violation of the Articles of Incorporation or Bylaws of Quitman or the Charter or Bylaws of Quitman Federal Savings Bank or, to our Knowledge, result in any breach of, or default or acceleration under, any material Contract or Order to which Quitman or Quitman Federal Savings Bank is a party or by which Quitman or Quitman Federal Savings Bank is bound.

     6. Quitman has duly authorized the execution and delivery of the Agreement and all performance by Quitman thereunder and has duly executed and delivered the Agreement.

     7.   The Agreement is enforceable against Quitman.